As filed with the Securities and Exchange Commission on May 23, 2013

Registration No.                      and

Registration Nos.                      through

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonic Automotive, Inc.

(Exact name of registrant as specified in its charter)

See “Table of Additional Registrants” on the following page for information relating to the subsidiaries of Sonic Automotive, Inc. (“Sonic”) that guarantee obligations of Sonic on the debt securities registered hereunder.

Delaware	56-2010790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4401 Colwick Road

Charlotte, North Carolina 28211

Telephone: (704) 566-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen K. Coss, Esq.

Senior Vice President and General Counsel

4401 Colwick Road

Charlotte, North Carolina 28211

Telephone: (704) 566-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas H. O’Donnell, Esq.

Dykema Gossett PLLC

101 South Tryon St., Suite 2560

Charlotte, North Carolina 28202

Telephone: (704) 335-2735

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit or Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
5.00% Senior Subordinated Notes due 2023, Series B	$300,000,000	100%	$300,000,000	$40,920.00
Guarantees of 5.00% Senior Subordinated Notes due 2023, Series B (2)	—		—	—

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of Regulation C of the Securities Act of 1933, as amended.

(2)	Each Registrant named in the “Table of Additional Registrants” beginning on the following page is a subsidiary of Sonic Automotive, Inc. and is guaranteeing payment of the Series B notes. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

UNDER REGISTRATION STATEMENT ON FORM S-4

The following subsidiaries of Sonic are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

Subsidiary	State of Organization	IRS Employer ID No.
AnTrev, LLC	North Carolina	20-0150219
Arngar, Inc.	North Carolina	56-1063712
Autobahn, Inc.	California	94-3124481
Avalon Ford, Inc.	Delaware	95-3560286
FAA Beverly Hills, Inc.	California	95-4673054
FAA Capitol N, Inc.	California	94-3279958
FAA Concord H, Inc.	California	94-3264558
FAA Concord T, Inc.	California	94-1730939
FAA Dublin N, Inc.	California	94-3267515
FAA Dublin VWD, Inc.	California	94-3267514
FAA Holding Corp.	California	94-3338764
FAA Las Vegas H, Inc.	Nevada	94-3330754
FAA Poway H, Inc.	California	94-3265895
FAA Poway T, Inc.	California	94-3266152
FAA San Bruno, Inc.	California	94-3264556
FAA Santa Monica V, Inc.	California	95-4746387
FAA Serramonte, Inc.	California	94-3264554
FAA Serramonte H, Inc.	California	94-3293588
FAA Serramonte L, Inc.	California	94-3264555
FAA Stevens Creek, Inc.	California	94-3264553
FAA Torrance CPJ, Inc.	California	95-4746385
FirstAmerica Automotive, Inc.	Delaware	88-0206732
Fort Mill Ford, Inc.	South Carolina	62-1289609
Franciscan Motors, Inc.	California	77-0112132
Kramer Motors Incorporated	California	95-2092777
L Dealership Group, Inc.	Texas	94-1719069
Marcus David Corporation	North Carolina	56-1708384
Massey Cadillac, Inc.	Tennessee	62-1434905
Mountain States Motors Co., Inc.	Colorado	84-1172557
Ontario L, LLC	California	20-0366914
Philpott Motors, Ltd.	Texas	76-0608365
SAI AL HC1, Inc.	Alabama	56-2169250
SAI AL HC2, Inc.	Alabama	63-1213085
SAI Ann Arbor Imports, LLC	Michigan	20-0073215
SAI Atlanta B, LLC	Georgia	58-2436174
SAI Broken Arrow C, LLC	Oklahoma	73-1590233
SAI Chamblee V, LLC	Georgia	62-1716095
SAI Charlotte M, LLC	North Carolina	56-2044965
SAI Clearwater T, LLC	Florida	59-3501017
SAI Columbus Motors, LLC	Ohio	31-1604259
SAI Columbus T, LLC	Ohio	31-1604285
SAI Columbus VWK, LLC	Ohio	31-1604276
SAI Fairfax B, LLC	Virginia	52-2173072
SAI FL HC2, Inc.	Florida	59-3501021
SAI FL HC3, Inc.	Florida	59-3523301

Subsidiary	State of Organization	IRS Employer ID No.
SAI FL HC4, Inc.	Florida	59-3523302
SAI FL HC7, Inc.	Florida	59-2214873
SAI Fort Myers B, LLC	Florida	65-0938819
SAI Fort Myers H, LLC	Florida	65-0938812
SAI Fort Myers M, LLC	Florida	59-3535971
SAI Fort Myers VW, LLC	Florida	65-0938821
SAI GA HC1, LLC	Georgia	03-0447179
SAI Irondale Imports, LLC	Alabama	63-1213083
SAI Irondale L, LLC	Alabama	63-1213161
SAI Long Beach B, Inc.	California	26-0234207
SAI MD HC1, Inc.	Maryland	52-2172032
SAI Monrovia B, Inc.	California	20-8944726
SAI Montgomery B, LLC	Alabama	56-2139902
SAI Montgomery BCH, LLC	Alabama	63-1012553
SAI Montgomery CH, LLC	Alabama	63-1204447
SAI Nashville CSH, LLC	Tennessee	62-1708483
SAI Nashville H, LLC	Tennessee	62-1708487
SAI Nashville M, LLC	Tennessee	56-2122487
SAI Nashville Motors, LLC	Tennessee	26-1707286
SAI OK HC1, Inc.	Oklahoma	74-2936323
SAI Oklahoma City C, LLC	Oklahoma	73-1618268
SAI Oklahoma City H, LLC	Oklahoma	73-1620712
SAI Oklahoma City T, LLC	Oklahoma	73-1593440
SAI Orlando CS, LLC	Florida	65-0938818
SAI Peachtree, LLC	Georgia	Not Applicable
SAI Riverside C, LLC	Oklahoma	73-1574888
SAI Rockville Imports, LLC	Maryland	52-2172034
SAI Rockville L, LLC	Maryland	52-2172033
SAI Santa Clara K, Inc.	California	27-4267766
SAI Stone Mountain T, LLC	Georgia	Not Applicable
SAI TN HC1, LLC	Tennessee	62-1708491
SAI TN HC2, LLC	Tennessee	62-1708490
SAI TN HC3, LLC	Tennessee	62-1708484
SAI Tulsa N, LLC	Oklahoma	73-1079837
SAI Tulsa T, LLC	Oklahoma	46-0487821
SAI Tysons Corner H, LLC	Virginia	20-3544845
SAI Tysons Corner I, LLC	Virginia	20-3545061
Santa Clara Imported Cars, Inc.	California	94-1705756
Sonic Advantage PA, LP	Texas	20-0163203
Sonic Agency, Inc.	Michigan	30-0085765
Sonic Automotive F&I, LLC	Nevada	88-0444271
Sonic Automotive of Chattanooga, LLC	Tennessee	62-1708471
Sonic Automotive of Nashville, LLC	Tennessee	62-1708481
Sonic Automotive of Nevada, Inc.	Nevada	88-0378636
Sonic Automotive of Texas, LP	Texas	76-0586658
Sonic Automotive Support, LLC	Nevada	20-0507885
Sonic Automotive West, LLC	Nevada	88-0444344
Sonic Automotive – 1720 Mason Ave., DB, Inc.	Florida	59-3523303
Sonic Automotive – 1720 Mason Ave., DB, LLC	Florida	57-1072509
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	58-2384996
Sonic Automotive – 3401 N. Main, TX, LP	Texas	76-0586794

Subsidiary	State of Organization	IRS Employer ID No.
Sonic Automotive – 4701 I-10 East, TX, LP	Texas	76-0586659
Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	Florida	59-3535965
Sonic Automotive – 9103 E. Independence, NC, LLC	North Carolina	56-2103562
Sonic 2185 Chapman Rd., Chattanooga, LLC	Tennessee	56-2126660
Sonic – Buena Park, H, Inc.	California	33-0978099
Sonic – Cadillac D, LP	Texas	46-0476882
Sonic – Calabasas A, Inc.	California	73-1642537
Sonic Calabasas M, Inc.	California	20-8742825
Sonic – Calabasas V, Inc.	California	76-0728573
Sonic – Camp Ford, LP	Texas	76-0613472
Sonic – Capitol Cadillac, Inc.	Michigan	38-3642334
Sonic – Capitol Imports, Inc.	South Carolina	16-1616391
Sonic – Carrollton V, LP	Texas	75-2896744
Sonic – Carson F, Inc.	California	75-2989450
Sonic – Carson LM, Inc.	California	73-1626525
Sonic – Clear Lake Volkswagen, LP	Texas	11-3694324
Sonic – Denver T, Inc.	Colorado	75-3092054
Sonic Development, LLC	North Carolina	56-2140030
Sonic Divisional Operations, LLC	Nevada	20-1890447
Sonic – Downey Cadillac, Inc.	California	73-1626782
Sonic – Fort Worth T, LP	Texas	75-2897202
Sonic – Frank Parra Autoplex, LP	Texas	82-0552132
Sonic Fremont, Inc.	California	20-5957935
Sonic – Harbor City H, Inc.	California	95-4876347
Sonic Houston JLR, LP	Texas	20-5961741
Sonic Houston LR, LP	Texas	20-0168127
Sonic – Houston V, LP	Texas	76-0684038
Sonic – Jersey Village Volkswagen, LP	Texas	42-1597939
Sonic – Las Vegas C West, LLC	Nevada	88-0470284
Sonic – Lloyd Nissan, Inc.	Florida	59-3560057
Sonic – Lloyd Pontiac-Cadillac, Inc.	Florida	59-3560058
Sonic – Lone Tree Cadillac, Inc.	Colorado	75-2994986
Sonic – LS, LLC	Delaware	68-0510218
Sonic – LS Chevrolet, LP	Texas	76-0594652
Sonic – Lute Riley, LP	Texas	75-2812871
Sonic – Massey Chevrolet, Inc.	California	73-1626792
Sonic Momentum B, LP	Texas	20-0161887
Sonic Momentum JVP, LP	Texas	20-0163315
Sonic Momentum VWA, LP	Texas	20-0163368
Sonic – Newsome Chevrolet World, Inc.	South Carolina	57-1077344
Sonic – Newsome of Florence, Inc.	South Carolina	57-1077343
Sonic – North Charleston Dodge, Inc.	South Carolina	58-2479700
Sonic of Texas, Inc.	Texas	76-0586661
Sonic – Plymouth Cadillac, Inc.	Michigan	30-0040929
Sonic Resources, Inc.	Nevada	88-0508574
Sonic – Richardson F, LP	Texas	75-2901775
Sonic – Sanford Cadillac, Inc.	Florida	01-0595473
Sonic Santa Monica M, Inc.	California	20-2610019
Sonic Santa Monica S, Inc.	California	20-4402178
Sonic – Shottenkirk, Inc.	Florida	59-3575773
Sonic – Stevens Creek B, Inc.	California	94-2261540
Sonic – Volvo LV, LLC	Nevada	88-0437180

Subsidiary	State of Organization	IRS Employer ID No.
Sonic Walnut Creek M, Inc.	California	42-1591184
Sonic – West Covina T, Inc.	California	95-4876089
Sonic – Williams Cadillac, Inc.	Alabama	63-1213084
Sonic Wilshire Cadillac, Inc.	California	20-5004388
SRE Alabama – 2, LLC	Alabama	56-2202484
SRE Alabama – 5, LLC	Alabama	20-0162209
SRE California – 1, LLC	California	74-3040427
SRE California – 2, LLC	California	74-3040911
SRE California – 3, LLC	California	45-0475638
SRE California – 4, LLC	California	74-3041078
SRE California – 5, LLC	California	47-0861563
SRE California – 6, LLC	California	41-2038013
SRE California – 7 SCB, LLC	California	27-4134987
SRE California – 8 SCH, LLC	California	27-4135209
SRE Colorado – 1, LLC	Colorado	87-0696649
SRE Florida – 1, LLC	Florida	58-2560889
SRE Florida – 2, LLC	Florida	58-2560900
SRE Holding, LLC	North Carolina	56-2198745
SRE Ohio 1, LLC	Ohio	46-1652592
SRE Ohio 2, LLC	Ohio	46-1666028
SRE Nevada – 2, LLC	Nevada	88-0465280
SRE North Carolina – 2, LLC	North Carolina	20-0162267
SRE Oklahoma – 1, LLC	Oklahoma	20-0150172
SRE Oklahoma – 2, LLC	Oklahoma	87-0696541
SRE Oklahoma – 5, LLC	Oklahoma	20-0150266
SRE South Carolina – 2, LLC	South Carolina	58-2560892
SRE South Carolina – 3, LLC	South Carolina	54-2106363
SRE South Carolina – 4, LLC	South Carolina	03-0431822
SRE Tennessee – 1, LLC	Tennessee	56-2200186
SRE Tennessee – 2, LLC	Tennessee	56-2202429
SRE Tennessee – 3, LLC	Tennessee	56-2202479
SRE Tennessee – 4, LLC	Tennessee	20-0162289
SRE Texas – 1, LP	Texas	74-2962385
SRE Texas – 2, LP	Texas	74-2963860
SRE Texas – 3, LP	Texas	74-2963859
SRE Texas – 4, LP	Texas	45-0474729
SRE Texas – 5, LP	Texas	77-0589837
SRE Texas – 6, LP	Texas	90-0079415
SRE Texas – 7, LP	Texas	33-1001169
SRE Texas – 8, LP	Texas	82-0540594
SRE Texas 9, LLC	Texas	45-25077191
SRE Texas 10, LLC	Texas	46-1638879
SRE Virginia – 1, LLC	Virginia	52-2252370
Stevens Creek Cadillac, Inc.	California	77-0093380
Town and Country Ford, Incorporated	North Carolina	56-0887416
Windward, Inc.	Hawaii	94-2659042

The primary standard industrial classification of all of the additional registrants is 5511. The principal executive office of all of the additional registrants is 4401 Colwick Road, Charlotte, North Carolina 28211. Their telephone number is (704) 566-2400.

Subject to Completion

Preliminary Prospectus dated May 23, 2013.

The information in this preliminary prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Offer to Exchange

Registered 5.00% Senior Subordinated Notes Due 2023, Series B

For All of Our Outstanding

Unregistered 5.00% Senior Subordinated Notes Due 2023, Series A

•	We are offering to exchange new registered 5.00% Senior Subordinated Notes Due 2023, Series B for all of our outstanding unregistered 5.00% Senior Subordinated Notes Due 2023, Series A.

•

The terms of the Series B notes will be identical in all material respects to the Series A notes except for certain transfer restrictions and registration rights relating to the Series A notes, and the right of the holders of Series A notes to receive additional interest under certain circumstances relating to the timing of this exchange offer.

•	If all of the Series A notes are exchanged for Series B notes in this exchange offer, we will have a single series of registered notes outstanding with an aggregate principal amount of $300.0 million.

•	We will not receive any proceeds from this exchange offer.

•	This exchange offer expires at 5:00 p.m., New York City time, on June , 2013, unless we extend it.

•

You should carefully review the procedures for tendering Series A notes under the caption “The Exchange Offer” in this prospectus. If you do not comply with these procedures, we are not obligated to exchange your Series A notes for Series B notes.

•

If you currently hold Series A notes and fail to validly tender them, then you will continue to hold unregistered Series A notes and your ability to transfer them will be subject to transfer restrictions, which could adversely affect your ability to transfer Series A notes.

•

The Series A notes were issued in a private offering on May 9, 2013. When issued, the Series B notes will be registered under the Securities Act of 1933, as amended, and will contain no legends restricting their transfer.

•

Although the Series B notes will be registered, we do not intend to list them on any securities exchange or market quotation system and, consequently, do not anticipate an active public market for the Series B notes.

Both acceptance and rejection of this exchange offer involve risks. Some of the risks associated with the exchange offer and an investment in the Series B notes offered through this prospectus are described under the caption “Risk Factors” beginning on page 11 of this prospectus and in our filings with the Securities and Exchange Commission incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013

You should base your decision to participate in the exchange offer after considering all of the information contained in this prospectus and the information incorporated by reference herein. In making your investment decision, we have not authorized any other person to provide you with different or additional information. If anyone else provides you with different or additional information, you should not rely on it. We are not making an offer to sell or exchange the Series B notes (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so or (3) to any person who cannot legally be offered the Series B notes. You should assume that the information appearing in this prospectus and the information incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Nothing contained in or incorporated by reference into this prospectus is, or shall be relied upon as, a promise or representation as to past or future performance.

In making a decision whether to participate in the exchange offer, you must rely on your own examination of us and the terms of the exchange offer and the Series B notes, including the merits and risks involved. You should not consider any information in or incorporated by reference into this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding participation in the exchange offer and an investment in the Series B notes.

We make no representation or warranty, express or implied, as to the accuracy or completeness of the information obtained from third party sources set forth herein or incorporated by reference into this prospectus, and nothing contained in this prospectus or incorporated by reference herein is, or shall be relied upon as, a promise or representation, whether as to past or future performance and may be filed as exhibits to our public filings.

No automobile manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus or in the offering being made hereby. No automobile manufacturer or distributor has been authorized to make any statements or representations in connection with the offering, and no automobile manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus or for the offering hereunder.

This offer may be withdrawn at any time prior to the closing of the offering, and the offering is subject to the terms of this prospectus.

i

Laws in certain jurisdictions may restrict the distribution of this prospectus and the offer and sale or exchange of the Series B notes. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the Series B notes and must obtain any consent, approval or permission required for your purchase, offer or sale of the Series B notes under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales, and we shall have no responsibility therefor.

Except as otherwise indicated or as the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,”, “our,” or “Sonic” mean Sonic Automotive, Inc. and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data included and incorporated by reference in this prospectus from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Accordingly, investors should not place undue weight on the industry and market share data presented in this prospectus.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain numerous forward-looking statements. These forward looking statements address our future objectives, plans and goals, as well as our intent, beliefs and current expectations regarding future operating performance, and can generally be identified by words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases. Specific events addressed by these forward-looking statements include, but are not limited to:

•	vehicle sales rates and same store sales growth;

•	future liquidity trends or needs;

•	our business and growth strategies;

•	future covenant compliance;

•	industry trends;

•	our financing plans and our ability to repay or refinance existing debt when due;

•	future acquisitions or dispositions;

•	level of fuel prices;

•	general economic trends, including employment rates and consumer confidence levels; and

•	remediation plans related to our internal control over financial reporting.

These forward-looking statements are based on our current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of

ii

future performance and that actual results could differ materially from those projected in these forward-looking statements. Factors which may cause actual results to differ materially from our projections include those risks described in “Risk Factors” and elsewhere in this prospectus and our filings with the Securities and Exchange Commission (“SEC” or “Commission”) that are incorporated by reference into this prospectus, as well as:

•	the number of new and used cars sold in the United States as compared to our expectations and the expectations of the market;

•

our ability to generate sufficient cash flows or obtain additional financing to fund acquisitions, capital expenditures, our share repurchase program, dividends on our common stock and general operating activities;

•

the reputation and financial condition of vehicle manufacturers whose brands we represent, the financial incentives vehicle manufacturers offer and their ability to design, manufacture, deliver and market their vehicles successfully;

•	our relationships with manufacturers, which may affect our ability to obtain desirable new vehicle models in inventory or complete additional acquisitions;

•	adverse resolutions of one or more significant legal proceedings against us or our dealerships;

•	changes in laws and regulations governing the operation of automobile franchises, accounting standards, taxation requirements and environmental laws;

•	general economic conditions in the markets in which we operate, including fluctuations in interest rates, employment levels, the level of consumer spending and consumer credit availability;

•	high competition in the automotive retailing industry, which not only creates pricing pressures on the products and services we offer, but also on businesses we may seek to acquire;

•	our ability to successfully integrate potential future acquisitions; and

•	the rate and timing of overall economic recovery or decline.

iii

PROSPECTUS SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus. The following summary does not contain all of the information that you should consider before deciding whether to participate in the exchange offer and is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and the financial statements and the documents incorporated by reference. You should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 11 and risk factors incorporated by reference herein, before deciding whether to participate in the exchange offer. See “Where You Can Find More Information About Sonic.”

The Company

We are one of the largest automotive retailers in the United States. As of March 31, 2013, we operated 111 dealerships in 14 states, representing 25 different brands of cars and light trucks, and 20 collision repair centers. Our dealerships provide comprehensive services including (1) sales of both new and used cars and light trucks, (2) sales of replacement parts, performance of vehicle maintenance, manufacturer warranty repairs, paint and collision repair services and (3) arrangement of extended service contracts, financing, insurance and other aftermarket products for our automotive customers.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “SAH.” Our principal executive offices are located at 4401 Colwick Road, Charlotte, North Carolina 28211, telephone (704) 566-2400. We were incorporated in Delaware in 1997.

The Exchange Offer

Securities to be Exchanged	On May 9, 2013, we issued $300.0 million in aggregate principal amount of 5.00% Senior Subordinated Notes due 2023, Series A in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to complete this exchange offer within 270 days of the issuance of the Series A notes. As of the date of this prospectus, there is $300.0 million in aggregate principal amount of Series A notes outstanding.

The Exchange Offer	We are offering to exchange all of our outstanding Series A notes for a like principal amount of our registered 5.00% Senior Subordinated Notes due 2023, Series B. The terms of the Series B notes will be identical in all material respects to the Series A notes except for certain transfer restrictions and registration rights relating to the Series A notes and the right of the holders of Series A notes to receive additional interest under certain circumstances relating to the timing of this exchange offer. The Series A notes are governed by the terms of an indenture dated as of May 9, 2013. The Series B notes will be governed by the terms of the same indenture.

Resales of Series B Notes Without Further Registration; Prospectus Delivery	Based on Commission staff interpretations given to other, unrelated issuers in other exchange offers, we believe that holders of the Series B notes who are not broker-dealers, can offer for resale, resell and otherwise transfer the Series B notes without complying with the registration and prospectus delivery requirements of the Securities Act, if:

•	you acquire the Series B notes in the exchange offer in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the Series B notes; and

•	you are note an “affiliate” of Sonic, as defined in Rule 405 under the Securities Act.

By executing or agreeing to the terms of the letter of transmittal related to this offering, you are representing to us that you satisfy each of these conditions. If you do not satisfy these conditions and you transfer the Series B notes issued to you in the exchange offer without delivering a prospectus that meets the requirements of the Securities Act or without qualifying for an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We will not indemnify you against any Securities Act liability you may incur.

We will not seek a Commission staff interpretation in connection with our exchange offer. We cannot assure you that the Commission staff would make a similar interpretation with respect to our exchange offer.

Restrictions on Reales by Broker-Dealers	Under the Securities Act, each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. A broker-dealer may use this prospectus in connection with any resale of the Series B notes received in the exchange offer for a period of 180 days after the end of the exchange offer.

Expiration Date; Extension of Tender Period; Termination; and Amendment	This exchange offer will expire at 5:00 p.m. New York City time on June , 2013, unless we extend it. You must tender your outstanding Series A notes prior to this time, if you want to participate in the exchange offer. We may terminate the exchange offer in the event of circumstances described on page 30 under the caption “The Exchange Offer”. We have the right to amend any of the terms of the exchange offer subject to our obligations under the registration rights agreement.

Procedures for Tendering Series A Notes	A holder who wishes to tender Series A notes in the exchange offer must do either of the following by 5:00 p.m., New York City time, on or prior to the expiration date:

•

properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “Exchange Agent” on or before the expiration date; or

•	if the Series A notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent’s message.

In addition, one of the following must occur by 5:00 p.m., New York City time, on or prior to the expiration date:

•	the exchange agent must receive certificates representing your Series A notes, along with the letter of transmittal, on or before the expiration date; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the Series A notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

Do not send letters of transmittal or certificates representing Series A notes to us or DTC. Send these documents only to the exchange agent.

Special Procedures for Beneficial Owners	If you own a beneficial interest in Series A notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your interest in the Series A notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with the procedures for tendering Series A notes described in this prospectus and the letter of transmittal.

Guaranteed Delivery Procedures for Tendering Series A Notes	If you cannot deliver any necessary documentation or comply with the applicable procedures under DTC standard operating procedures for electronic tenders on or before the expiration date, you may tender your Series A notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Exchange Offer; Registration Rights	Under a registration rights agreement executed as part of the sale of the Series A notes, we and the guarantors agreed to use our reasonable best efforts to exchange the Series A notes for Series B notes registered under the Securities Act on or prior to 270 days after the issue date of the Series A notes; or file under certain circumstances a shelf registration statement to cover resales of the Series A notes and to cause the registration statement to be declared effective by the Commission. If we fail to satisfy these obligations, we have agreed to pay liquidated damages (in the form of additional interest) to holders of the Series A notes under certain circumstances. See “The Exchange Offer.”

This exchange offer is intended to satisfy our obligations under the registration rights agreement. If you are eligible to participate in the exchange offer and do not tender your Series A notes, you will not be entitled to any exchange or registration rights with respect to the Series A notes except in limited circumstances.

Withdrawal	Your tender of Series A notes pursuant to this exchange offer may be withdrawn at any time before the exchange offer expires. Withdrawals may not be rescinded. If you change your mind again, you may tender your Series A notes again by following the exchange offer procedures before the exchange offer expires.

Accrued Interest	Interest on the Series B notes will accrue from the most recent interest payment date on which interest was paid on the Series A notes or, if no interest has been paid on the Series A notes, from May 9, 2013.

Delivery of Series B Notes	We will deliver Series B notes by book-entry transfer promptly after the expiration date. If we do not accept any of your outstanding Series A notes for exchange, we will return them to you promptly after the expiration or termination of the exchange offer without any expense to you.

No Appraisal Rights	No appraisal rights are available to holders of Series A notes in connection with the exchange offer. If you do not tender your Series A notes or we reject your tender, you will not be entitled to any further registration rights under the registration rights agreement except under limited circumstances. Your unexchanged Series A notes will, however, remain outstanding and entitled to the benefits of the indenture.

United States Federal Income Tax Considerations	Your exchange of Series A notes for Series B notes should not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as result of the exchange.

Exchange Agent	U.S. Bank National Association

Legal Requirements to Exchange Offer	There are no federal or state regulatory requirements that must be complied with in connection with the exchange offer, other than registration under the Securities Act of the Series B notes and the related guarantees.

Use of Proceeds	We will not receive any proceeds from the issuance of the Series B notes.

Legal Limitation	We are not making any offer to sell, nor are we soliciting and offer to buy, securities in any jurisdiction in which the offer or sale is not permitted.

Summary of the Series B Notes

The following is a brief summary of certain terms of the Series B notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Series B notes, see “Description of Notes” beginning on page 32.

Issuer	Sonic Automotive, Inc., a Delaware corporation

Notes Offered	$300.0 million principal amount of 5.00% Senior Subordinated Notes due 2023, Series B. The terms of these notes will be identical in all material respects to the Series A notes and will vote as a single class with any Series A notes that remain outstanding following this offering for purposes of taking actions and exercising rights under the indenture.

Maturity	May 15, 2023, unless earlier redeemed or repurchased.

Interest	5.00% per year on the principal amount. Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2013.

Guarantees	The Series B notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by all of our operative domestic subsidiaries.

Ranking	The Series B notes and the guarantees will be unsecured senior subordinated obligations. Accordingly, they will rank:

•	behind all of our and the guarantors’ existing and future senior debt, whether or not secured, and structurally subordinated to the obligations of our non-guarantor subsidiaries;

•	equally with all of our and the guarantors’ existing and future senior subordinated obligations that do not expressly provide that they are subordinated to the Series B notes; and

•

ahead of any of our and the guarantors’ existing and future debt that expressly provides that it is subordinated to the Series B notes and will be effectively senior to all of our debt that is not guaranteed by our subsidiaries.

Assuming all Series A notes are exchanged for Series B notes in this offering and that the net proceeds of the offering of the Series A notes had been applied to redeem all of our 9.0% Senior Subordinated Notes due 2018 (the “9.0% Notes”), as of March 31, 2013, excluding floor plan debt, the Series B notes would have been subordinated to approximately $222.2 million of senior debt of certain of the guarantors and equal in right of payment to approximately $200.0 million of senior subordinated debt. We also would have had up to an additional $101.6 million available for additional borrowings under our syndicated revolving credit facility, all of which would be senior to the Series B notes and secured.

In addition, our non-guarantor subsidiaries would have had $9.9 million of debt (other than intercompany liabilities and trade payables) to which the Series B notes would have been structurally subordinated.

Repurchase upon Change of Control	If we undergo a “change of control” (as defined in this prospectus under “Description of Notes—Purchase of Series B Notes Upon a Change of Control”), subject to certain conditions, you will have the option to require us to purchase all or any portion of your Series B notes for cash. The change of control purchase price will be 101% of the principal amount of the Series B notes to be purchased plus accrued and unpaid interest to but excluding the change of control purchase date.

Optional Redemption	On or after May 15, 2018 and prior to the maturity date, we may redeem some or all of the Series B notes at any time at the redemption prices described in “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to but excluding the redemption date.

Before May 15, 2018, we may redeem some or all of the Series B notes at par plus the applicable premium set forth in “Description of Notes—Certain Definitions” plus accrued and unpaid interest to but excluding the redemption date.

On or before May 15, 2016, we may redeem up to 35% of the aggregate principal amount of the Series B notes with the proceeds from certain equity offerings at 105% of the aggregate principal amount, plus accrued and unpaid interest to but excluding the redemption date.

Basic Covenants of Indenture	The indenture, among other things, restricts our and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	incur liens;

•	make specified types of investments;

•	apply net proceeds from certain asset sales;

•	engage in transactions with our affiliates;

•	merge or consolidate;

•	restrict dividends or other payments from restricted subsidiaries;

•	issue guarantees of and pledges for debt;

•	sell preferred stock of restricted subsidiaries; and

•	sell, assign, transfer, lease, convey or dispose of assets.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants.”

Trustee	U.S. Bank National Association.

Absence of Market for the Series B Notes	The Series B notes are a new issue of securities with no established trading market. We currently do not intend to apply to list the Series B notes on any securities exchange or market quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the Series B notes.

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus before deciding whether to participate in the exchange offer.

Summary Consolidated Financial and Operating Data

The summary consolidated income statement data for the years ended December 31, 2010, 2011 and 2012 and the summary consolidated balance sheet data as of December 31, 2011 and 2012 are derived from our consolidated financial statements, which are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”). The summary consolidated balance sheet data as of December 31, 2010 are derived from our consolidated financial statements as of and for the year ended December 31, 2010, which are not included in or incorporated by reference into this prospectus. The summary consolidated balance sheet data as of March 31, 2012 are derived from Sonic’s unaudited interim financial statements, which are not included or incorporated by reference into this prospectus. The summary consolidated income statement data for the three months ended March 31, 2012 and March 31, 2013, and the summary consolidated balance sheet data as of March 31, 2013, are derived from Sonic’s unaudited interim financial statements, which are incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”). In the opinion of management, these unaudited financial statements reflect all adjustments necessary for a fair presentation of Sonic’s results of operations and financial condition. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year. This summary consolidated financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, which are incorporated by reference into this prospectus.

We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our consolidated financial statements the results of operations of acquired dealerships prior to the date they were acquired. The “Summary Consolidated Financial and Operating Data” discussed below reflects the results of operations and financial position of each of the dealerships acquired prior to March 31, 2013. As a result of the effects of our acquisitions and other potential factors in the future, the “Summary Consolidated Financial and Operating Data” set forth below is not necessarily indicative of our results of operations and financial position in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented below.

The following financial data for all periods presented reflects our reclassification of franchises between continuing operations and discontinued operations as of March 31, 2013, which we performed in accordance with the provisions of “Presentation of Financial Statements” in the ASC and is reflected in the Form 10-K.

Year Ended December 31,	Three Months Ended March 31,
2010	2011	2012	2012	2013
(dollars in thousands)
Income Statement Data:
Revenues:
New vehicles	$3,513,842	$4,088,098	$4,715,924	$1,031,390	$1,143,056
Used vehicles	1,679,927	1,930,852	2,053,477	501,864	526,182
Wholesale vehicles	142,169	167,075	183,326	43,673	51,792

Total vehicles	5,335,938	6,186,025	6,952,727	1,576,927	1,721,030
Parts, service and collision repair	1,068,885	1,125,672	1,162,319	292,555	296,642
Finance, insurance and other	173,313	209,109	250,422	57,584	65,494

Total revenues	6,578,136	7,520,806	8,365,468	1,927,066	2,083,166
Cost of sales	(5,513,571)	(6,362,195)	(7,130,315)	(1,623,312)	(1,770,146)

Gross profit	1,064,565	1,158,611	1,235,153	303,754	313,020
Selling, general and administrative expenses	(846,592)	(899,424)	(949,026)	(237,149)	(245,824)
Impairment charges	(249)	(200)	(440)	(1)	(15)
Depreciation and amortization	(33,687)	(39,446)	(45,285)	(10,895)	(12,134)

Operating income / (loss)	184,037	219,541	240,402	55,709	55,047
Other income (expense):
Interest expense, floor plan	(20,239)	(18,405)	(19,454)	(4,263)	(5,213)
Interest expense, other, net	(73,179)	(66,857)	(60,090)	(16,409)	(14,359)
Other income (expense), net	(7,527)	(1,017)	(19,625)	20	95

Total other income (expense)	(100,945)	(86,279)	(99,169)	(20,652)	(19,477)

Income (loss) from continuing operations before taxes	83,092	133,262	141,233	35,057	35,570
Provision for income taxes – benefit (expense)	15,770	(51,731)	(49,972)	(13,912)	(13,873)

Income (loss) from continuing operations	98,862	81,531	91,261	21,145	21,697

Income (loss) from discontinued operations	(8,933)	(5,277)	(2,160)	(647)	(406)

Net income (loss)	$89,929	$76,254	89,101	$20,498	$21,291

Other Financial Data:
Ratio of earnings to fixed charges(a)	1.6	x	2.1	x	2.3	x	2.2	x	2.3	x

Balance Sheet Data (at end of period):
Cash and cash equivalents	$21,842	$1,913	$3,371	$2,360	$4,247
Inventories	903,221	863,133	1,177,966	986,095	1,142,023
Total assets	2,250,764	2,335,232	2,776,722	2,415,578	2,687,964
Notes payable—floor plan	861,985	868,341	1,179,218	911,983	1,106,553
Total long-term debt(b)	555,451	547,619	629,385	557,080	639,297
Stockholders’ equity	464,695	522,742	526,545	545,323	541,219

(a)	For purposes of the ratio of earnings to fixed charges: 1) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and 2) fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property. The ratio of earnings to fixed charges is calculated by adding fixed charges to income before income taxes and minority interest and dividing the sum by fixed charges.

(b)	Long-term debt, including current portion. See our consolidated financial statements and the related notes which are incorporated by reference into this prospectus from the Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

RISK FACTORS

This section describes some, but not all, of the risks of participating in the exchange offer and an investment in our Series B notes. Before making a decision as to whether to participate in the exchange offer, you should also carefully consider the risk factors described below, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which are incorporated by reference herein, and the risks described in our other filings with the SEC that are incorporated by reference herein.

Risks Related to the Exchange Offer

Failure to exchange your Series A notes may have adverse consequences to you.

If you do not exchange your Series A notes for Series B notes in the exchange offer, your Series A notes will continue to be subject to the restrictions on transfer contained in the legend on the Series A notes. In general, the Series A notes may not be offered or sold unless they are registered under the Securities Act. However, you may offer or sell your Series A notes under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the exchange offer is completed, you will not be entitled to any exchange or registration rights with respect to your Series A notes except under limited circumstances. The exchange offer for the Series A notes is not conditioned upon the tender of a minimum aggregate principal amount of Series A notes.

Issuance of the Series B notes in exchange for the Series A notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in “The Exchange Offer—Conditions to the Exchange Offer” and only after timely receipt by the exchange agent of Series A notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of Series A notes desiring to tender their Series A notes in exchange for Series B notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent, nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of Series A notes for exchange. Series A notes that may be tendered in the exchange offer but which are not validly tendered will remain outstanding following the consummation of the exchange offer.

Certain participants in the exchange offer must deliver a prospectus in connection with resales of the Series B notes.

Based on certain no-action letters issued by the staff of the Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Series B notes. In these cases, if you transfer any Series B note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Series B notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

If you do not exchange your Series A notes for Series B notes, you will continue to be subject to restrictions on transfer of your Series A notes.

If you do not exchange your Series A notes for the Series B notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of your Series A notes described in the legend on your Series A notes. The restrictions on transfer of your Series A notes arise because we issued the Series A notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer to sell the Series A notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Series A notes under the Securities Act. In addition, if you exchange your Series A notes in the exchange offer for the purpose of participating in a distribution of the Series B notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Series A notes are tendered and accepted in the exchange offer, the trading market, if any, for the Series A notes would be adversely affected.

If you do not comply with the specified exchange procedures described in this prospectus, you may be unable to obtain registered notes.

We will issue the Series B notes in exchange for the Series A notes pursuant to this exchange offer only after we have timely received the Series A notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Series A notes in exchange for Series B notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tender of Series A notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on June     , 2013, or on a later extended date and time as we may decide. Series A notes that are not tendered or are tendered but not accepted for exchange will, following the expiration date and the consummation of this exchange offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Series A notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding any Series A notes after the expiration date and the exchange offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Series A notes registered under the Securities Act or to any similar rights under the registration rights agreement subject to limited exceptions, if applicable. We do not currently anticipate that we will register the Series A notes under the Securities Act.

The Series B notes and any Series A notes having the same maturity which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

Risks Related to the Series B Notes

Our significant indebtedness could materially adversely affect our financial health, limit our ability to finance future acquisitions and capital expenditures and prevent us from fulfilling our obligations under the Series B notes.

As of March 31, 2013, after giving pro forma effect for the issuance of the Series A notes and the application of the net proceeds from that offering to redeem the 9.0% Notes, we had total principal indebtedness of $732.1 million, excluding up to an additional $101.6 million that we had available for additional borrowings under our syndicated revolving credit facility based on the borrowing base calculation (as of March 31, 2013) and $1,106.6 million of outstanding indebtedness under our floor plan facilities.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the Series B notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds for capital expenditures, acquisitions, working capital or other purposes.

In addition, certain of our debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on the Series B notes when due. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including under our existing credit facilities, subject to the restrictions contained in our debt instruments existing at the time such indebtedness is incurred. The terms of the indenture governing the notes permit the incurrence of additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions subject to certain conditions, any of which could have the effect of diminishing our ability to make payments on the Series B notes when due. The terms of the instruments governing our subsidiaries’ indebtedness may also permit such actions.

Our repayment obligations under the Series B notes will be junior to our obligations under senior indebtedness, including our syndicated credit agreement (the “2011 Revolving Credit Facility”) and syndicated floor plan credit facilities (the “2011 Floor Plan Facilities,” which we refer to together with the 2011 Revolving Credit Facility as the “2011 Credit Facilities”), and the obligations of our non-guarantor subsidiaries. The guarantors’ repayment obligations under the guarantees will be junior to their senior indebtedness.

The payment of the principal of, premium, if any, and interest on the Series B notes will be subordinated to the prior payment in full of all of our existing and future senior indebtedness. In the event of a liquidation, dissolution, reorganization or any similar proceeding, our assets will be available to pay obligations on the Series B notes only after senior indebtedness has been paid in full. Therefore, there may not be sufficient assets to pay amounts due on all or any of the Series B notes.

In addition, we may not:

•	pay principal of, premium, if any, interest on or any other amounts owing in respect of the Series B notes;

•	make any deposit pursuant to defeasance provisions; or

•	purchase, redeem or otherwise retire the Series B notes,

if any senior indebtedness is not paid when due or any other default on senior indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in any case, the default has been cured or waived, and the acceleration has been rescinded or the senior indebtedness has been repaid in full.

Moreover, under certain circumstances, if any non-payment default exists with respect to senior indebtedness, we may not make any payments on the Series B notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See “—If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Series B notes.”

The Series B notes and the guarantees will be unsecured senior subordinated obligations. Accordingly, they will be:

•	subordinated to all of our and the guarantors’ existing and future senior debt, whether or not secured and structurally subordinated to the obligations of our non-guarantor subsidiaries;

•

pari passu with all of our and the guarantors’ existing and future senior subordinated obligations that do not expressly provide that they are subordinated to the Series B notes and will be effectively senior to all of our debt that is not guaranteed by our subsidiaries; and

•	senior to any of our and the guarantors’ existing and future debt that expressly provides that it is subordinated to the Series B notes.

Assuming all Series A notes are exchanged for Series B notes and the completion of the redemption of the 9.0% Notes, as of March 31, 2013, excluding floor plan debt, the Series B notes would have been subordinated to approximately $222.2 million of senior debt of certain of the guarantors and equal in right of payment to approximately $200.0 million of senior subordinated debt. In addition, our non-guarantor subsidiaries would have had $9.9 million of debt (other than intercompany liabilities and trade payables) to which the Series B notes would have been structurally subordinated.

The Series B notes will not be secured by any of our assets or assets of the guarantors. Our bilateral floor plan indebtedness is secured by substantially all of the assets of our subsidiaries that receive financing under the respective arrangements. Our construction/mortgage indebtedness is secured by the property acquired with borrowings under such indebtedness.

The indebtedness under our 2011 Credit Facilities is secured by a pledge of substantially all of our assets and the assets of substantially all of our domestic subsidiaries, as well as a pledge of the franchise agreements and stock or equity interests of our dealership franchise subsidiaries, except for those dealership franchise subsidiaries where the applicable manufacturer prohibits such a pledge, in which cases the stock or equity interests of the dealership franchise subsidiary is subject to an escrow arrangement with the administrative agent. Substantially all of our domestic subsidiaries also guarantee our obligations under the 2011 Credit Facilities. See “Description of Other Indebtedness—2011 Credit Facilities.”

In the event of a default on the Series B notes or our bankruptcy, liquidation or reorganization, these assets will be available to satisfy the obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Series B notes. Therefore, there may not be sufficient assets to pay amounts due on all or any of the Series B notes.

A significant portion of our outstanding indebtedness and the indebtedness of our subsidiaries is secured by substantially all of our and our subsidiaries’ consolidated assets. As a result of these security interests, such assets would be available to satisfy claims of our creditors, including holders of the Series B notes, if we were to become insolvent only to the extent the value of such assets exceeded the amount of our secured and our subsidiaries’ indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

Indebtedness under our 2011 Credit Facilities is secured by a lien on substantially all of our and our subsidiaries’ assets, including pledges of all or a portion of the capital stock of certain of our subsidiaries. The Series B notes are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default were to occur under our 2011 Credit Facilities, the senior secured creditors under such facilities would have a prior right to our and our subsidiaries’ assets, to the exclusion of our unsecured creditors, including the holders of the Series B notes. In that event, our and our subsidiaries’ assets would first be used to repay in full all indebtedness and other obligations secured by them, resulting in all or a portion of our and our subsidiaries’ assets being unavailable to satisfy the claims of our unsecured indebtedness, including the Series B notes. The creditors under these secured facilities would have a prior claim on such assets in the event of our bankruptcy, insolvency, liquidation or reorganization, and we might not have sufficient funds to pay all of our creditors and holders of our unsecured indebtedness, including holders of the Series B notes, might receive less, ratably, than the holders of our senior secured debt and all of our subsidiaries’ debt, and might not be fully paid, or might not be paid at all, even when the holders of our senior secured debt and all of our subsidiaries’ debt receive full payment for their claims. In that event, holders of our unsecured indebtedness, including holders of the Series B notes, would not be entitled to receive any of our assets or the proceeds therefrom. The pledge of these assets and other restrictions may limit our flexibility in raising capital for other purposes. Because substantially all of our assets are pledged under our 2011 Credit Facilities, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have a material adverse effect on our financial flexibility.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Series B notes.

Any default under the agreements governing our indebtedness, including a default under our 2011 Credit Facilities that is not waived by the required lenders, could result in our inability to pay principal, premium, if any, and interest on the Series B notes and substantially decrease the market value of the Series B notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our 2011 Credit Facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our 2011 Credit Facilities could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we may seek protection under the bankruptcy code.

If our future operating performance declines to the extent that we are unable to meet our financial covenants under the 2011 Credit Facilities, we may need to request waivers from the required lenders under our 2011 Credit Facilities to avoid being in default. If we are unable to obtain a waiver from the required lenders, we would be in default under our 2011 Credit Facilities, the lenders could exercise their rights as described above, and we may seek protection under the bankruptcy code. See “Description of Other Indebtedness—2011 Credit Facilities” and “Description of Notes.”

Our ability to make interest and principal payments when due to holders of the Series B notes depends upon the receipt of sufficient funds from our subsidiaries.

Substantially all of our consolidated assets are held by our subsidiaries and substantially all of our consolidated cash flow and net income are generated by our subsidiaries. Accordingly, our cash flow and ability to service debt, including the Series B notes, depends to a substantial degree on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash. We may receive cash from our subsidiaries in the form of dividends or loans or other distributions. We may use this cash to service our debt obligations or for working capital. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to distribute cash to us or to make funds available to service debt. In addition, the ability of our subsidiaries to pay dividends or make loans or distributions to us is subject to minimum net capital requirements under manufacturer franchise agreements and laws of the state in which a subsidiary is organized and depends to a significant degree on the results of operations of our subsidiaries and other business considerations.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our debt, including the Series B notes, and to fund planned capital expenditures and our research and development efforts, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our 2011 Credit Facilities and our other debt agreements, including the indenture governing the Series B notes and the indenture governing the 7.0% Notes, and other agreements we may enter into in the future. In particular, we will need to maintain certain financial ratios under our 2011 Credit Facilities.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our 2011 Credit Facilities or from other sources in an amount sufficient to enable us to pay our debt, including the Series B notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Series B notes, on or before maturity.

We cannot assure you that we will be able to refinance any of our debt, including our 2011 Credit Facilities, on commercially reasonable terms or at all. In particular, our 2011 Credit Facilities and the 7.0% Notes mature, or may otherwise be subject to repurchase at the option of the holders, prior to the maturity of the Series B notes. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as sales of assets, sales of equity and/or negotiations with our lenders to restructure the applicable debt. Our 2011 Credit Facilities, the indenture governing the Series B notes and the indenture governing the 7.0% Notes may restrict, or market or business conditions may limit, our ability to do some of these things.

The agreements governing our debt, including the Series B notes, the 7.0% Notes and our 2011 Credit Facilities, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the Series B notes.

The 2011 Credit Facilities, the indenture governing the Series B notes and the indenture governing the 7.0% Notes impose, and future financing agreements are likely to impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios, including a consolidated liquidity ratio, a consolidated fixed charge coverage ratio and a consolidated total senior secured debt to EBITDA ratio.

In addition, the agreements limit or prohibit our ability to, among other things:

•	incur, assume or permit to exist additional indebtedness, guaranty obligations or hedging arrangements;

•	incur liens or agree to negative pledges in other agreements;

•	make loans and investments;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	limit the ability of our subsidiaries to enter into agreements restricting dividends and distributions;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or purchase certain indebtedness including the Series B notes;

•	amend or otherwise alter the terms of our organizational documents, our indebtedness including the notes and other material agreements;

•	sell assets or engage in receivables securitizations;

•	transact with affiliates; and

•	alter the business that we conduct.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. See “Description of Other Indebtedness” and “Description of Notes.”

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the Series B notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements or that we will be able to refinance our debt on terms acceptable to us, or at all.

We may not have the ability to raise the funds necessary to purchase the Series B notes upon a change of control, and our future debt may contain limitations on our ability to repurchase the Series B notes.

Holders of the Series B notes will have the right to require us to repurchase the Series B notes upon the occurrence of a change of control at 101% of their principal amount plus accrued and unpaid interest, as described under “Description of Notes—Purchase of Series B Notes Upon a Change of Control” in this prospectus.

However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Series B notes. In addition, our ability to repurchase the Series B notes may be limited by law or by agreements governing our then outstanding indebtedness. Our failure to repurchase Series B notes at a time when the repurchase is required by the indenture would constitute an event of default under the indenture. An event of default under the indenture or the change of control itself could also lead to a default under agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Series B notes.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to offer to repurchase the Series B notes.

Upon the occurrence of a change of control, you have the right to require us to repurchase your Series B notes. However, the change of control provisions will not afford protection to holders of Series B notes in the event of certain other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a change of control requiring us to repurchase the Series B notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Series B notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Series B notes.

Our credit ratings may not reflect the risks of investing in the Series B notes and any downgrade of our credit ratings generally may cause the trading price of the Series B notes to fall.

The Series B notes will be rated by at least one nationally recognized statistical rating organization. The ratings of our Series B notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Series B notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the Series B notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Series B notes.

If one or more rating agencies that rate the Series B notes reduces their rating in the future, or announces their intention to put the Series B notes on credit watch, the market price of the Series B notes could be harmed. Future downgrades of our credit ratings in general could cause also the trading price of the Series B notes to decrease and increase our corporate borrowing costs.

Provisions in the indenture for the Series B notes may deter or prevent a business combination that may be favorable to you.

If a change of control occurs prior to the maturity date of the Series B notes, holders of the Series B notes will have the right, at their option, to require us to repurchase all or a portion of their Series B notes. In addition, the indenture for the Series B notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Series B notes. These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The guarantees may not be enforceable because of fraudulent conveyance laws.

Our obligations under the Series B notes will be guaranteed by all of our domestic operating subsidiaries. If a court were to find, pursuant to federal bankruptcy or state fraudulent transfer laws or otherwise, that:

•

the guarantees were incurred by the guarantors with intent to hinder, delay or defraud any present or future creditor or the guarantors contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or

•	a guarantor, at the time it incurred the indebtedness evidenced by the guarantee, did not receive fair consideration or reasonably equivalent value for issuing its guarantee and the guarantor

•	was insolvent,

•	was rendered insolvent by reason of the issuance of the guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital to carry on its business,

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or

•	was a defendant in an action for money damages or had a judgment for money damages docketed against it (in either case, if after final judgment, the judgment remained unsatisfied),

the court could avoid or subordinate the guarantee in favor of the guarantor’s other creditors. Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the Series B notes and be subject to a claim that, because the guarantees were incurred for the benefit of Sonic, and only indirectly for the benefit of the guarantors, the obligations of the guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration. If a party challenging the validity of the guarantees were successful, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measure of insolvency of the guarantor for these purposes will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent:

•	if the sum of the company’s debts, including contingent liabilities, is greater than the saleable value of all of the company’s assets at a fair valuation,

•

if the present fair saleable value of the company’s assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or

•	if the company could not pay its debts as they become due.

We cannot assure you what standards a court would apply to determine whether a guarantor was insolvent at the relevant time. To the extent that a guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series B notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and other guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the Series B notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all liabilities of the guarantor thereunder. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series B notes relating to the voided guarantees.

The guarantees may be released under certain circumstances, including upon resale, exchange or transfer by us of the stock of the related guarantor or all or substantially all of the assets of the guarantor to a non-affiliate. See “Description of Notes—Certain Covenants—Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

In addition, to the extent that a court were to find that the issuance of the Series B notes violated federal or state fraudulent transfer or conveyance laws, in the manner described above with respect to the guarantors, the court could void a guarantor’s obligation under its guarantee or take other action detrimental to the holders of the Series B notes such as avoiding or modify our obligations to holders of the Series B notes in favor our other creditors. To the extent that the issuance of the Series B notes were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Series B notes would cease to have any claim against us and would be creditors solely of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the Series B notes against us would be subject to the prior payment in full of all of our liabilities. We cannot assure you that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Series B notes.

There is currently no market for the Series B notes. We cannot assure you that an active trading market will develop for the Series B notes.

The Series B notes are a new issue of securities. There is no established trading market for the Series B notes. We do not intend to apply for listing of the Series B notes on any securities exchange or market quotation system. The liquidity of, and trading market for, the Series B notes also may be adversely affected by general declines in the market or by declines in the market for similar securities or a decline in our share price. Such declines may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

Risks Related to the Company

We may have material weaknesses and significant deficiencies in the internal controls over financial reporting which may not be adequately remediated and may adversely affect our ability to publish accurate financial statements on a timely basis.

A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected. As previously announced, during the process of completing the audit of our financial statements for the period ended December 31, 2012, we identified control deficiencies that, in the aggregate, represent a material weakness related to the inadequate design and operating effectiveness of controls related to the recording of new and used vehicle revenues and related accounts receivable and the design of vehicle inventory valuation controls. Although the amount of new and used vehicle revenue, accounts receivable and vehicle inventory adjustments identified are immaterial, the absence of sufficient controls creates the risk that a material error in our new and used vehicle revenue, accounts receivable or vehicle inventory accounts would not be prevented or detected.

We have initiated a thorough review of our new and used vehicle revenue, accounts receivable and vehicle inventory processes and controls to verify that sufficient personnel resources and appropriate supervision are in place to properly address accounting matters in our accounting and reporting. We are in the process of remediating the internal control deficiencies identified above, and the audit committee of our Board of Directors will monitor the remediation plan and progress. Management’s remediation efforts include hiring additional accounting personnel, implementing training programs for our existing accounting and reporting personnel, revising our policies and providing appropriate training on the policies or engaging a third-party firm to assist us in developing appropriate remedial measures. In addition, under the direction of the audit committee, we will continue to review and make necessary changes to the overall design of our internal control environment, as well as to policies and procedures to improve the overall effectiveness of internal control over financial reporting. As we continue to evaluate and work to improve our internal control over financial reporting, we may determine it is necessary to take additional measures to address control deficiencies.

Because of inherent limitations, our internal control over financial reporting may not prevent or detect misstatements, errors or omissions. Any evaluation of the effectiveness of internal control in future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with our policies or procedures may deteriorate. We cannot be certain whether we will identify other control deficiencies in future periods that may constitute one or more material weaknesses or significant deficiencies in our internal control over financial reporting. If we fail to maintain the adequacy of our internal controls, including any failure to implement or difficulty in implementing required new or improved controls, our business and results of operations could be harmed, the results of operations we report could be subject to adjustments, we could incur further remediation costs, we could fail to be able to provide reasonable assurance as to our financial results or the effectiveness of our internal controls or fail to meet our reporting obligations under the terms of our debt agreements, including the indenture governing the Series B notes, on a timely basis and there could be a material adverse effect on the price of the Series B notes.

SELECTED CONSOLIDATED FINANCIAL DATA

The selected consolidated income statement data for the three months ended March 31, 2012 and 2013 and the selected consolidated balance sheet data as of March 31, 2013 are derived from our interim unaudited consolidated financial statements, which are incorporated by reference into this prospectus from the Form 10-Q. The selected consolidated balance sheet data as of March 31, 2012 is derived from our interim unaudited consolidated financial statements, which are not incorporated by reference into this prospectus. The selected consolidated income statement data for the years ended December 31, 2010, 2011 and 2012 and the selected consolidated balance sheet data as of December 31, 2011 and 2012 are derived from our consolidated financial statements, which are incorporated by reference into this prospectus from the Form 10-K. The selected consolidated income statement data for the years ended December 31, 2008 and 2009 and the selected consolidated balance sheet data as of December 31, 2008, 2009 and 2010 are derived from our audited consolidated financial statements as of and for such years, which are not included in or incorporated by reference into this prospectus. In the opinion of management, these unaudited financial statements reflect all adjustments necessary for a fair presentation of Sonic’s results of operations and financial condition. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year. This selected consolidated financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, which are incorporated by reference into this prospectus from the Form 10-K.

We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our consolidated financial statements the results of operations of acquired dealerships prior to the date they were acquired. The “Selected Consolidated Financial and Operating Data” discussed below reflects the results of operations and financial position of each of the dealerships acquired prior to March 31, 2013. As a result of the effects of our acquisitions and other potential factors in the future, the “Selected Consolidated Financial and Operating Data” set forth below is not necessarily indicative of our results of operations and financial position in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented below.

The following financial data for all periods reflects our classification of dealerships between continuing operations and discontinued operations as of March 31, 2013, which we performed in accordance with the provisions of “Presentation of Financial Statements” in the ASC.

(amounts in thousands)	Year Ended December 31,						Three Months Ended March 31,
	2008		2009	2010	2011	2012	2012	2013
Revenues:
New vehicles	$3,806,435		$3,095,613	$3,513,842	$4,088,098	$4,715,924	$1,031,390	$1,143,056
Used vehicles	1,254,242		1,366,697	1,679,927	1,930,852	2,053,477	501,864	526,182
Wholesale vehicles	253,770		139,557	142,169	167,075	183,326	43,673	51,792

Total vehicles	5,314,447		4,601,867	5,335,938	6,186,025	6,952,727	1,576,927	1,721,030
Parts, service and collision repair	1,031,871		1,011,210	1,068,885	1,125,672	1,162,319	292,555	296,642
Finance, insurance and other	169,823		146,930	173,313	209,109	250,422	57,584	65,494

Total revenues	6,516,141		5,760,007	6,578,136	7,520,806	8,365,468	1,927,066	2,083,166
Cost of sales:
New vehicles	(3,553,835)		(2,885,177)	(3,284,550)	(3,826,739)	(4,437,575)	(967,673)	(1,076,586)
Used vehicles	(1,144,431)		(1,248,867)	(1,546,979)	(1,790,994)	(1,910,023)	(462,467)	(488,152)
Wholesale vehicles	(259,076)		(144,333)	(146,629)	(172,281)	(189,301)	(43,439)	(52,995)

Total vehicles	(4,957,342)		(4,278,377)	(4,978,158)	(5,790,014)	(6,536,899)	(1,473,579)	(1,617,733)
Parts, service and collision repair	(514,187)		(500,561)	(535,413)	(572,181)	(593,416)	(149,733)	(152,413)

Total cost of sales	(5,471,529)		(4,778,938)	(5,513,571)	(6,362,195)	(7,130,315)	(1,623,312)	(1,770,146)
Gross profit	1,044,612		981,070	1,064,565	1,158,611	1,235,153	303,754	313,020
Selling, general and administrative expenses	(850,922)		(779,405)	(846,592)	(899,424)	(949,026)	(237,149)	(245,824)
Impairment charges	(809,986)		(22,341)	(249)	(200)	(440)	(1)	(15)
Depreciation and amortization	(31,695)		(33,371)	(33,687)	(39,446)	(45,285)	(10,895)	(12,134)

Operating income (loss)	(647,991)		145,953	184,037	219,541	240,402	55,709	55,047
Other income (expense):
Interest expense, floor plan	(40,748)		(18,720)	(20,239)	(18,405)	(19,454)	(4,263)	(5,213)
Interest expense, other, net	(67,756)		(88,015)	(73,179)	(66,857)	(60,090)	(16,409)	(14,359)
Other income (expense), net	740		(6,681)	(7,527)	(1,017)	(19,625)	20	95

Total other income (expense)	(107,764)		(113,416)	(100,945)	(86,279)	(99,169)	(20,652)	(19,477)

Income (loss) from continuing operations before taxes	(755,755)		32,537	83,092	133,262	141,233	35,057	35,570
Provision for income taxes - benefit (expense)	121,896		27,498	15,770	(51,731)	(49,972)	(13,912)	(13,873)

Income (loss) from continuing operations	(633,859)		60,035	98,862	81,531	91,261	21,145	21,697

Discontinued operations:
Income (loss) from operations and the sale of dealerships	(75,878)		(54,889)	(12,908)	(10,101)	(4,484)	(1,176)	(738)
Income tax benefit (expense)	17,388		26,402	3,975	4,824	2,324	529	332

Income (loss) from discontinued operations	(58,490)		(28,487)	(8,933)	(5,277)	(2,160)	(647)	(406)

Net income (loss)	$(692,349)		$31,548	$89,929	$76,254	$89,101	$20,498	$21,291

Ratio of earnings to fixed charges (a)	$(757,298	)(b)	1.2x	1.6x	2.1x	2.3x	2.2x	2.3x
Balance Sheet Data (at end of period):
Total assets	$2,405,545		$2,068,855	$2,250,764	$2,335,232	$2,776,722	$2,415,578	$2,687,964
Total long-term debt (c)	738,447		576,141	555,451	547,619	629,385	557,080	639,297
Total long-term liabilities (including long-term debt)	809,579		717,193	689,532	673,238	744,610	680,044	760,053
Stockholders’ equity	197,523		368,752	464,695	522,742	526,545	545,323	541,219

(a)	For the purposes of the ratio of earnings to fixed charges: 1) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and 2) fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expenses representative of the interest factor attributable to leases for rental property. The ratio of earnings to fixed charges is calculated by adding fixed charges (excluding capitalized interest) to income before income taxes and dividing the sum by fixed charges.
(b)	Reflects deficiency of earnings available to cover fixed charges for the year ended December 31, 2008. Because of the deficiency, ratio information is not provided.
(c)	Long-term debt, including current portion. See our consolidated financial statements and the related notes which are incorporated by reference into this registration statement from the Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

THE EXCHANGE OFFER

Background and Reasons for the Exchange Offer

We issued the Series A notes that are subject to this exchange offer on May 9, 2013 in a transaction exempt from the registration requirements of the Securities Act. Simultaneously with the sale of the Series A notes that are subject to this exchange offer, we entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, under which we agreed to offer to exchange the Series A notes for publicly tradeable notes having identical terms to those of the Series A notes.

In particular, under the registration rights agreement we agreed, for the benefit of the holders of the Series A notes, at our cost, to use our commercially reasonable efforts to

(a)	to file with the Commission a registration statement with respect to the exchange offer for the Series B notes,

(b)	to cause the exchange offer registration statement to be declared effective under the Securities Act,

(c)	to keep the exchange offer registration statement effective until the closing of this exchange offer and

(d)	to cause the exchange offer to be consummated on or before February 3, 2014.

The exchange offer being conducted with this prospectus, if consummated within the required time period, will satisfy our obligations under the registration rights agreement except in limited circumstances. This prospectus, together with the related letter of transmittal, is being sent to all beneficial holders of Series A notes known to us.

Promptly after this registration statement has been declared effective, we will offer the Series B notes in exchange for surrender of the Series A notes. We will keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Series A notes. For each Series A note validly tendered to us pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of each Series A note will receive a Series B note having a principal amount equal to that of the tendered Series A note. Interest on each Series B note will accrue from the last date on which interest was paid on the tendered Series A note in exchange therefor or, if no interest has been paid on the Series A note, from May 9, 2013.

Based on an interpretation of the Securities Act by the staff of the Commission set forth in several no action letters to third parties, and subject to the immediately following sentence, we believe that the Series B notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Series A notes who is an “affiliate” of Sonic (within the meaning of Rule 405 of the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the Series B notes (a) will not be able to rely on the interpretation by the staff of the Commission set forth in the no-action letters of the Commissions’ staff, (b) will not be able to tender Series A notes in the exchange offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the Series A notes who wishes to exchange Series A notes for Series B notes in the exchange offer will be required to make certain representations, including that

(a)	it is neither an affiliate of Sonic nor a broker/dealer tendering Series A notes acquired directly from Sonic for its own account,

(b)	any Series B notes to be received by it were acquired in the ordinary course of its business, and

(c)	it has no arrangement or understanding with any person to participate in the exchange offer for the purpose of a distribution of such Series B Notes.

In addition, in connection with any resales of Series B notes, any broker/dealer (a “Participating Broker-Dealer”) who acquired the Series A notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B notes (other than a resale of an unsold allotment from the original sale of the Series A notes) with the prospectus contained in this Exchange Offer Registration Statement. We will allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Series B notes, subject to limitations set forth in the registration rights agreement.

If any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, or if for any other reason the Exchange Offer Registration Statement is not consummated within 270 days of the date of original issue of the Series A notes, or upon the request of any of the initial purchasers with respect to Series A notes not eligible to be exchanged for Series B notes, or if a holder of the Series A notes is not permitted by applicable law to participate in the exchange offer or elects to participate in the exchange offer but does not receive freely tradable Series B notes pursuant to the exchange offer (other than due solely to the status of such holder as an “affiliate” of ours within the meaning of the Securities Act), we will, at our cost,

(a)	as promptly as practicable, file with the Commission a shelf registration statement covering resales of the Series A notes,

(b)	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act by the 270th day after the original issue of the Series A notes and

(c)	use our commercially reasonable efforts to keep effective the shelf registration statement for a period of two years after the original issue of the Series A notes (or for such shorter period that will terminate when all of the Series A notes covered by the shelf registration statement have been sold pursuant thereto, become eligible for resale under Rule 144 without regard to volume, manner of sale or other restrictions contained in Rule 144, or cease to be outstanding).

If we file a shelf registration statement, we will notify each holder of our intent to file such a shelf registration statement at least five business days prior to such filing, provide to each holder of the Series A notes copies of the prospectus which is a part of the shelf registration statement as such holder reasonably requests, notify each such holder when the shelf registration statement for the Series A notes has become effective and take certain other actions as are required to permit unrestricted resales of the Series A notes. A holder of Series A notes who sells such Series A notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

In the event that the exchange offer is not consummated or a shelf registration statement is not declared effective, in either case, on or prior to the 270th day following the date of original issue of the Series A notes (either such event, a “Registration Default”), the interest rate borne by the Series A notes will be increased by 0.25% per annum upon the occurrence of each Registration Default, which increased rate will further increase by 0.25% each 90-day period that such additional interest continues to accrue under any Registration Default, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. If the shelf registration statement is declared effective but becomes unusable by the holders for more than 30 days in the aggregate in any consecutive 12 month period, the interest rate borne by the Series A notes will be increased by 0.25% for the first 90 day period beginning on the 31st day the shelf registration statement becomes unusable and will increase by an additional 0.25% at the beginning of each subsequent 90 day period with an aggregate maximum increase in the interest rate equal to one (1%) per annum. Following the cure of all Registration Defaults or the shelf registration statement becoming usable, the accrual of additional interest will cease and the interest rate will revert to the original rate.

The form and terms of the Series B notes are identical in all material respects to the form and terms of the Series A notes. The Series B notes will be registered under the Securities Act. The Series A notes are not currently registered under the Securities Act. As a result, the Series B notes issued in the exchange offer will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the Series A notes. Upon the completion of the exchange offer, you will not be entitled to any liquidated damages on your Series A notes or any further registration rights under the registration rights agreement except under limited circumstances. The exchange offer is not extended to holders of Series A notes in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

In this section entitled “The Exchange Offer,” the term “holder” means:

•	any person in whose name the Series A notes are registered on our books; and

•	any person whose Series A notes are held of record by DTC or its nominee and who wants to deliver these Series A notes by book-entry transfer at DTC.

Terms of the Exchange Offer

We are offering to exchange $300.0 million in aggregate principal amount of our 5.00% Senior Subordinated Notes due 2023, Series B that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 5.00% Senior Subordinated Notes due 2023, Series A.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Series A notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of outstanding Series A notes we accept in the exchange offer. You may tender some or all of your Series A notes under the exchange offer. The exchange offer is not conditioned upon any minimum amount of Series A notes being tendered.

The form and terms of the Series B notes will be the same as the form and terms of the Series A notes, except that:

•	the Series B notes will be registered under the Securities Act and, thus, will not be subject to the restrictions on transfer or bear legends restricting their transfer; and

•	the Series B notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

The Series B notes will evidence the same debt as the Series A notes and will be issued under, and be entitled to the benefits of, the indenture, as supplemented, governing the Series A notes. The Series B notes will accrue interest from the most recent date to which interest has been paid or, if no interest has been paid, from date of issuance of the Series A notes. Accordingly, registered holders of Series B notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Series A notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the Series A notes on that record date.

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the Delaware Corporation Law or the indenture, as supplemented. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Series A notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Series B notes from us. If we do not accept any tendered notes because of an invalid tender or for any other reason, we will return certificates for any unaccepted Series A notes without expense to the tendering holder promptly after the expiration date.

Expiration Date; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on June     , 2013, unless we, in our sole discretion, extend the exchange offer. The term “expiration date” means June     , 2013, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended. If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “—Conditions” have not been satisfied or waived by giving oral or written notice to the exchange agent of the extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination.

Any extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclosure the amendment in a manner reasonably calculated to inform the holders of the Series A notes of the amendment. The exchange offer will then be extended so at least five business days remain from the date of such amendment until the expiration date. Depending upon the significance of any other amendment, we may extend the exchange offer as required by law if it otherwise would expire during the extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise or otherwise communicate any announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering Series A Notes

Any tender of Series A notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender Series A notes in the exchange offer must do either of the following on or prior to 5:00 p.m., New York City time, on the expiration date:

•

properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “—Exchange Agent” on or before the expiration date; or

•	if the Series A notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent’s message.

In addition, one of the following must occur on or prior to 5:00 p.m., New York City time, on the expiration date:

•	the exchange agent must receive certificates representing your Series A notes, along with the letter of transmittal, on or before the expiration date; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of the Series A notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

The tender by a holder of Series A notes will constitute an agreement between the holder and Sonic in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Only a holder of Series A notes may tender Series A notes in the exchange offer. Holders may also request their respective duly authorized brokers, dealers, commercial banks, trust companies or nominees to effect a tender for the holders.

Delivery of all documents must be made to the exchange agent at the address set forth below. Do not send letters of transmittal or Series A notes to us. The method of delivery of Series A notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date.

Generally, an eligible institution (as defined below) must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the Series A notes are tendered:

•	by a registered holder of the Series A notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm (each an “eligible institution”) which is:

•	a member of a registered national securities exchange;

•	a member of the Financial Industry Regulatory Authority, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding Series A notes, the Series A notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the Series A notes and an eligible institution must guarantee the signature on the power of attorney.

If the letter of transmittal or any Series A notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act. If you wish to tender Series A notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

If you wish to tender on your behalf, you must, before completing the procedures for tendering Series A notes, either register ownership of the Series A notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Series A notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Series A notes not properly tendered or Series A notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular Series A notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person has any duty to give notification of defects or irregularities with respect to tenders of Series A notes. In addition, neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Series A notes.

By tendering, you will represent to us that, among other things:

•	the Series B notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the Series B notes;

•	you have no arrangement or understanding with any person to participate in the exchange offer for the purpose of a distribution of such Series B Notes; and

•	you are not our “affiliate,” as defined under Rule 405 of the Securities Act, or a broker/dealer tendering Series A notes acquired directly from us for its own account.

If you or the person receiving your Series B notes is our “affiliate,” as defined under Rule 405 of the Securities Act, or is participating in the exchange offer for the purpose of distributing the Series B notes, you or that other person (1) cannot rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

If you are a broker-dealer and you will receive Series B notes for your own account in exchange for Series A notes, where such Series A notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the Series B notes.

Acceptance of Series A Notes for Exchange; Delivery of Series B Notes

Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all Series A notes properly tendered and issue the Series B notes.

For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Series A notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each Series A note accepted for exchange, you will receive a Series B note having a principal amount equal to that of the surrendered Series A note.

In all cases, we will issue Series B notes for Series A notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives (1) certificates for your Series A notes or a timely confirmation of book-entry transfer of your Series A notes into the exchange agent’s account at DTC and (2) a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message. If we do not accept any tendered Series A notes for any reason set forth in the terms of the exchange offer or if you submit Series A notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged Series A notes promptly without expense to you. In the case of Series A notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged Series A notes to your account maintained with DTC.

Book-Entry Transfer

We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the Series A notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of Series A notes by causing DTC to transfer the Series A notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Series A notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “—Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your Series A notes and your Series A notes are not immediately available, or you cannot deliver your Series A notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

(1)	the tender is made through an eligible institution;

(2)	before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing (a) the name and address of the holder and the principal amount of Series A notes tendered, (b) a statement that the tender is being made thereby and (c) a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the Series A notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(3)	the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered Series A notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of Series A notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “—Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the Series A notes to be withdrawn;

•

identify the Series A notes to be withdrawn, including the principal amount, or, in the case of Series A notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for Series A notes have been transmitted, specify the name in which those Series A notes are registered if different from that of the withdrawing holder.

If you have delivered or otherwise identified to the exchange agent the certificates for Series A notes, then, before the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any Series A notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any Series A notes that have been tendered but that are not exchanged for any reason to the holder, without cost, promptly after withdrawal, rejection of tender or termination of the exchange offer. In the case of Series A notes tendered by book-entry transfer into the exchange agent’s account at DTC, the Series A notes will be credited to an account maintained with DTC for the Series A notes. You may retender properly withdrawn Series A notes by following one of the procedures described under “—Procedures for Tendering Series A Notes” at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange Series B notes for, any Series A notes if among other things, prior to the expiration of the exchange offer:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

(2)	the exchange offer, or the making of any exchange by a holder of Series A notes, would violate any applicable law or applicable interpretation by the staff of the SEC.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. We may waive these conditions in our discretion in whole or in part at any time and from time to time prior to the expiration of the exchange offer. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time prior to the expiration of the exchange offer. All conditions will be satisfied or waived prior to the expiration of the exchange offer.

Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the following address for the exchange agent:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attention: Specialized Finance

(800) 934-6802 (telephone)

(651) 466-7372 (facsimile)

If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly be registered or certified mail, by hand or overnight delivery service.

The exchange agent is also the trustee under the indenture governing the Series A and Series B notes, as well as the indentures governing our other outstanding notes. We may from time to time enter into other commercial relationships with the exchange agent.

Fees and Expenses

We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your Series A notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

You will not be obligated to pay any transfer taxes, unless you instruct us to register Series B notes in the name of, or request that Series A notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Consequences of Failure to Exchange Series A Notes

If you are eligible to participate in the exchange offer but do not tender your Series A notes, you will not have any further registration rights. Your Series A notes will continue to be subject to restrictions on transfer. Accordingly, you may resell the Series A notes that are not exchanged only:

•	to us;

•

so long as the Series A notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in accordance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act;

•

to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring the Series A notes for its own account or for the account of an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

•	under any effective registration statement under the Securities Act;

in each case in accordance with all other applicable securities laws. We do not intend to register the Series A notes under the Securities Act.

Accounting Treatment

The Series B notes will be recorded at the same carrying value as the Series A notes. Accordingly, we will not recognize any gain or loss on the exchange for accounting purposes.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

DESCRIPTION OF NOTES

The 5.00% Senior Subordinated Notes due 2023, Series B (the “Series B notes”) will be issued under an Indenture (the “Indenture”) among Sonic, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Series A notes were issued under the same Indenture. The terms of the Series A and Series B notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Parenthetical references to “Section” mean the applicable section of the Indenture.

The following summary of the material provisions of the Indenture governing the Series B notes does not purport to be complete, and where reference is made to particular provisions of the Indenture, these provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see “—Certain Definitions.” In this description, the word “Company” refers only to Sonic Automotive, Inc. and not to its subsidiaries.

The form and terms of the Series A and Series B notes are identical except that:

•	the Series B notes have been registered under the Securities Act and, therefore, will not bear legends restricting transfers; and

•

holders of Series B notes will not be, and upon consummation of the exchange offer, holders of the Series A notes will no longer be, entitled to rights under the registration rights agreement, except in limited circumstances described elsewhere in this prospectus.

Brief Description of the Series B Notes and Guarantees

The Series B notes:

(a)	will be issued in the aggregate principal amount of up to $300.0 million;

(b)	are general unsecured obligations of the Company;

(c)	are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including our 2011 Credit Facilities;

(d)	are pari passu in right of payment with any existing and future senior subordinated Indebtedness of the Company, including our 9.0% Senior Subordinated Notes due 2018 (which the Company expects to redeem with a portion of the proceeds from the offering of the notes) and our 7.00% Senior Subordinated Notes due 2022; and

(e)	are guaranteed by the Guarantors.

The Guarantees:

The Series B notes are guaranteed by all of our operative domestic Subsidiaries as of the Issue Date. Under the circumstances described below under the caption “—Limitation on Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Series B notes.

Each Guarantee of the Series B notes:

(a)	is a general unsecured obligation of the Guarantor;

(b)	is subordinated in right of payment to all existing and future Senior Guarantor Indebtedness of the Guarantor; and

(c)	is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

Principal, Maturity and Interest

The Series B notes issued in this exchange offer will mature on May 15, 2023, will be issued in up to $300,000,000 aggregate principal amount, subject to the Company’s ability to issue additional Series B notes of the same series as the Series B notes, and will be unsecured senior subordinated obligations of the Company. As described in “The Exchange Offer”, we have agreed to exchange all $300.0 million outstanding Series A notes for $300 million of Series B notes. Each Series B note will bear interest at the rate of 5.00% per annum from the date of its issuance or from the most recent interest payment date to which interest has been paid on the Series A notes accepted for exchange payable semiannually in arrears on May 15 and November 15 in each year, commencing November 15, 2013, to the person in whose name the Series B note (or any predecessor note) is registered at the close of business on the May 1 or November 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309) Interest will cease to accrue on a Series B note upon its maturity, redemption or repurchase by us on the terms and subject to the conditions specified in the Indenture.

If any interest payment date, maturity date, redemption date or purchase date of a Series B note falls on a day that is not a business day, the required payment of principal and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after that interest payment date, maturity date, redemption date or purchase date, as the case may be, to the date of that payment on the next succeeding business day.

We may from time to time, without notice to or the consent of the holders of the Series B notes, create and issue further notes ranking equally with the Series B notes in all respects, subject to the limitations described under the caption “Certain Covenants—Limitation on Indebtedness.” The total amount of Series B notes which may be issued under the Indenture is unlimited. Any further Series B notes may be consolidated and form a single series with the Series B notes, vote together with the Series B notes and have the same terms as to status, redemption or otherwise as the Series B notes, although any further Series B notes that are not fungible for U.S. federal income tax purposes with the Series B notes being issued hereby (and any other further notes) will trade under a separate CUSIP number from the Series B notes being issued hereby (and any such other further notes) (and will also be treated as a separate class for transfers and exchanges). References to notes in this “Description of Notes” include these additional notes if they are in the same series, unless the context requires otherwise.

Issuance and Methods of Receiving Payments on the Series B Notes

Principal of, premium, if any, and interest on the Series B notes will be payable, and the Series B notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Series B notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Series B notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

Subsidiary Guarantees

Payment of the Series B notes will be guaranteed by the Guarantors, jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of all of the direct and indirect operative domestic Restricted Subsidiaries of the Company on the Issue Date. Substantially all of the Company’s operations are conducted through these subsidiaries. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the Series B notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Series B notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantors’ obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligations under its Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Guarantee. See “Risk Factors—Risks Related to the Series B Notes—The guarantees may not be enforceable because of fraudulent conveyance laws.” Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (c) under “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.” The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Series B notes by such Restricted Subsidiary on the basis provided in the Indenture.

Optional Redemption

The Series B notes will be subject to redemption at any time on or after May 15, 2018 at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 15 of the years indicated below:

Year	Redemption Price
2018	102.500%
2019	101.667%
2020	100.833%
2021	100.000%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

In addition, at any time and from time to time on or prior to May 15, 2016, the Company may redeem up to an aggregate of 35% of the aggregate principal amount of the Series B notes issued under the Indenture at a redemption price equal to 105% of the aggregate principal amount of the Series B notes redeemed, plus accrued and unpaid interest, if any, to the redemption date with Net Cash Proceeds from the issuance of any Qualified Capital Stock, provided, that

•	at least 65% of the aggregate principal amount of the Series B notes issued under the Indenture must remain outstanding immediately after any such redemption; and

•	the redemption must occur no later than 60 days after such issuance and sale of Qualified Capital Stock.

At any time and from time to time on or prior to May 15, 2018, the Company may redeem all or a part of the Series B notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series B notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

Selection of Notes to be Redeemed

If less than all of the Series B notes are to be redeemed, the Trustee shall select the Series B notes or portions of them to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Series B notes are listed. If the Series B notes are not so listed, the Trustee shall select them on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that notes redeemed in part shall be redeemed only in integral multiples of $1,000 (subject to the procedures of The Depository Trust Company or any other Depositary). (Sections 203, 1101, 1104, 1105 and 1107)

Sinking Fund

The Series B notes will not be entitled to the benefit of any sinking fund.

Purchase of Series B Notes Upon a Change of Control

General

If a Change of Control shall occur at any time, then each holder of Series B notes shall have the right to require that the Company purchase such holder’s Series B notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the aggregate principal amount of such Series B notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and in accordance with the other procedures set forth in the Indenture.

Procedure

Within 30 days of any Change of Control, or at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice of the Change of Control to each holder of Series B notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice will state, among other things,

(1)	that a Change of Control has occurred or will occur and the date of the event;

(2)	the circumstances and relevant facts regarding the Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)	the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

(4)	that any Series B note not tendered will continue to accrue interest;

(5)	that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Series B notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6)	certain other procedures that a holder of Series B notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)

Stipulations

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient or be able to obtain financing to pay the Change of Control Purchase Price for all or any of the Series B notes that might be delivered by holders of the Series B notes seeking to accept the Change of Control Offer. See “—Ranking.” The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Series B notes the rights described under the caption “—Events of Default.”

In addition to the obligations of the Company under the Indenture with respect to the Series B notes and our indentures governing our other outstanding notes in the event of a Change of Control, all of the Company’s Indebtedness under any Inventory Facility, any Credit Facility and certain Mortgage Loans, leases and interest rate swap arrangements also contain an event of default upon a Change of Control as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. In addition, a Change of Control could result in a termination or nonrenewal of one or more of the Company’s franchise agreements or its other agreements with the Manufacturers.

The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the Series B notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require the Company to repurchase the holder’s Series B notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture will not afford holders of the Series B notes the right to require the Company to repurchase the Series B notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the Series B notes, unless such transaction is a transaction defined as a Change of Control. A transaction involving the Company’s management or its Affiliates, or a transaction involving a recapitalization of the Company, will only result in a Change of Control if it is the type of transaction specified by such definition.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

The Company will not be required to make a Change of Control Offer upon or in anticipation of a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Series B notes validly tendered and not withdrawn under such Change of Control Offer.

You should note that case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, the Company may nevertheless avoid triggering a Change of Control under a clause similar to this provision if the outgoing directors were to approve the new directors for the purpose of such Change of Control clause.

Ranking

General

The payment of the principal of, premium, if any, and interest on, the Series B notes will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full of all Senior Indebtedness. The Series B notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

Payment Stoppages

Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from a representative of holders of any Designated Senior Indebtedness (collectively, a “Senior Representative”) of written notice of such default, no payment (other than payments previously made or set aside pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Payments) may be made on account of the principal of, premium, if any, or interest on, the Series B notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Series B notes unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full after which the Company shall resume making any and all required payments in respect of the Series B notes, including any missed payments.

Upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a “Non-payment Default”) and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Payments) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on, the Series B notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Series B notes for the period specified below (the “Payment Blockage Period”).

The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of:

(i)	the 179th day after such commencement;

(ii)	the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full; or

(iii)	the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period.

After the occurrence of any of the dates set forth in clauses (i), (ii) or (iii), the Company will promptly resume making any and all required payments in respect of the Series B notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period;

provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Series B notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

If the Company fails to make any payment on the Series B notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Series B notes to accelerate the maturity thereof. See “—Events of Default.”

Liquidation/Insolvency

The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution, excluding distributions of Permitted Junior Payments, is made on account of the principal of, premium, if any, or interest on the Series B notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Series B notes (other than payments previously made pursuant to the provisions described under “—Defeasance or Covenant Defeasance of Indenture”).

By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Series B notes. Funds which would be otherwise payable to the holders of the Series B notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full and the Company may be unable to meet its obligations fully with respect to the Series B notes.

Guarantees

Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the Series B notes are subordinated to Senior Indebtedness and during any period when payment on the Series B notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

Related Definitions

“Senior Indebtedness” means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Series B notes. Notwithstanding the foregoing, “Senior Indebtedness” shall (x) include any Inventory Facility and any Credit Facility to the extent the Company is a party to them and (y) not include

(i)	Indebtedness evidenced by the Series B notes or Series A notes;

(ii)	Indebtedness evidenced by our 9.0% Senior Subordinated Notes due 2018;

(iii)	Indebtedness evidenced by our 7.00% Senior Subordinated Notes due 2022;

(iv)	Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company;

(v)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

(vi)	Indebtedness which is represented by Redeemable Capital Stock;

(vii)	any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

(viii)	Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(ix)	to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

(x)	that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

(xi)	Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

“Designated Senior Indebtedness” means (i) all Senior Indebtedness under any Inventory Facility, any Mortgage Loans or any Credit Facility and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25.0 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by the Company.

“Senior Guarantor Indebtedness” means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, “Senior Guarantor Indebtedness” shall (x) include any Inventory Facility, any Mortgage Loans and any Credit Facility to the extent any Guarantor is a party thereto and (y) not include

(i)	Indebtedness evidenced by the Guarantees or the Guarantees with respect to the Series A notes;

(ii)	Indebtedness evidenced by the guarantees with respect to our 9.0% Senior Subordinated Notes due 2018;

(iii)	Indebtedness evidenced by the guarantees with respect to our 7.00% Senior Subordinated Notes due 2022;

(iv)	Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any Guarantor;

(v)	Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor;

(vi)	Indebtedness which is represented by Redeemable Capital Stock;

(vii)	any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness;

(viii)	Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(ix)	to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such Guarantor, and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

(x)	that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

(xi)	Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1. (Section 1008)

Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(i)	Indebtedness of the Company and the Guarantors under any Credit Facility in an aggregate principal amount at any one time outstanding, not to exceed the greater of (a) $550.0 million or (b) 20% of the Company’s Consolidated Tangible Assets, in any case under any Credit Facility or in respect of letters of credit thereunder;

(ii)	Indebtedness of the Company and the Guarantors under Mortgage Loans in an amount not to exceed $275.0 million at any time outstanding;

(iii)	Indebtedness of the Company and the Guarantors under any Inventory Facility, whether or not an Inventory Facility under any Credit Facility;

(iv)	Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in this definition of “Permitted Indebtedness”;

(v)	Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note and is unsecured and is subordinated in right of payment from and after such time as the Series B notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Series B notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (v);

(vi)	Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vi);

(vii)	guarantees of any Restricted Subsidiary made in accordance with the provisions of “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness”; provided that the Indebtedness of the Company or any Restricted Subsidiary subject to such guarantee was permitted to be incurred;

(viii)	obligations of the Company or any Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(ix)	Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed the greater of (a) $50.0 million and (b) 2% of the Company’s Consolidated Tangible Assets outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(x)	obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

(xi)	Indebtedness in the ordinary course of business to support the Company’s or a Restricted Subsidiary’s insurance or self-insurance obligations for workers’ compensation and other similar insurance coverages;

(xii)	guarantees by the Company or a Guarantor of Indebtedness of a Restricted Subsidiary that was permitted to be incurred under the covenant described under the caption “—Limitation on Indebtedness;”

(xiii)	any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to the first paragraph of this covenant or described in clause (iv) (other than the 9.0% Senior Subordinated Notes due 2018 to be redeemed with proceeds from the sale of the Series B notes) or clause (xviii) below of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Series B notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(xiv)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of occurrence;

(xv)	Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to (a) defease the Series B notes as described under the caption “Defeasance or Covenant Defeasance of Indenture” or (b) redeem the Series B notes, as described under the caption “Optional Redemption”;

(xvi)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Wholly-Owned Restricted Subsidiary of the Company) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xvi);

(xvii)	Indebtedness of the Company and its Restricted Subsidiaries or any Guarantor in addition to that described in clauses (i) through (xvi) above and clause (xviii) below, and any renewals,

extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $75.0 million outstanding at any one time in the aggregate; and

(xviii)	Indebtedness of the Company pursuant to the Series A notes (and Series B notes issued in exchange therefor) and Indebtedness of any Guarantor pursuant to a Guarantee of the Series A notes (and any Guarantee of the Series B notes issued in exchange therefor).

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. The Company may also divide and classify such item of Indebtedness in more than one of the types of Indebtedness described above. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i)	declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

(iii)	make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than the repurchase of Subordinated Indebtedness with a maturity date within one year of the date of repurchase;

(iv)	declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

(a)	to the Company or any of its Wholly-Owned Restricted Subsidiaries; or

(b)	dividends or distributions made by a Restricted Subsidiary:

(1)	organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

(2)	on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)	make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

(1)	immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

(2)	immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under “—Limitation on Indebtedness;” and

(3)	after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after March 12, 2010 and all Designation Amounts does not exceed the sum of:

(A)	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning January 1, 2010 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

(B)	the aggregate Net Cash Proceeds and the Fair Market Value of assets other than cash received after March 12, 2010 by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds and the Fair Market Value of assets other than cash received from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C)	the aggregate Net Cash Proceeds and the Fair Market Value of assets other than cash received after March 12, 2010 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds and the Fair Market Value of assets other than cash received from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D)	the aggregate Net Cash Proceeds and the Fair Market Value of assets other than cash received after March 12, 2010 by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after March 12, 2010, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds and the Fair Market Value of assets other than cash received from their original issuance (and excluding the Net Cash Proceeds and the Fair Market Value of assets other than cash received from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)	(a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after March 12, 2010, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture (in each case, as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; and

(F)	any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided, that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

As of March 31, 2013, we would have had approximately $113.5 million available for Restricted Payments based on the foregoing paragraphs.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iv) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) and (vii) through (xiii) being referred to as a “Permitted Payment”):

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on the date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section;

(ii)	the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

(iii)	the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

(iv)	the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness

(1)	shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

(2)	has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Series B notes;

(3)	has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Series B notes; and

(4)	is expressly subordinated in right of payment to the Series B notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(v)	the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary in an amount not to exceed $2.0 million in the aggregate in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Capital Stock by the Company to members of management of the Company or any Restricted Subsidiary; provided that the Company may carry over and make in a subsequent twelve-month period, in addition to the amount otherwise permitted for such twelve-month period, the amount of such purchase, redemptions or other acquisitions for value permitted to have been made but not made in any preceding twelve-month period; provided that the aggregate repurchases, redemptions or other acquisitions or retirements for value does not exceed $4.0 million in any twelve-month period;

(vi)	the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii)	the payment of the contingent purchase price or the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent any such payment would be deemed a Restricted Payment and would otherwise have been permitted by the Indenture at the time of such acquisition;

(viii)	the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries, in an amount not to exceed $5.0 million during the term of the Indenture;

(ix)	the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

(x)	the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exercisable for Capital Stock of the Company;

(xi)	payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under the caption “—Consolidation, Merger or Sale of Assets”;

(xii)	the making of any Restricted Payments after the date of the Indenture not exceeding in the aggregate $100.0 million; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and

(xiii)	the payment of cash dividends on the Company’s Qualified Capital Stock in the aggregate amount per fiscal quarter up to or equal to $0.10 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions, provided, however, in the event a Change of Control occurs, the aggregate amounts permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control, provided, further, that for purposes of this exception, shares of Qualified Capital Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding; provided, further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction. (Section 1009)

Limitation on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

(a)	such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(b)	with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, the Company delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director; and

(c)	with respect to any transaction or series of related transactions involving aggregate value in excess of $15.0 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions or the consideration being paid is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i)	compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

(ii)	any transaction permitted as a Restricted Payment pursuant to the covenant described in “—Limitation on Restricted Payments”;

(iii)	the payment of customary fees to directors of the Company and its Restricted Subsidiaries;

(iv)	any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements;

(v)	loans or advances to officers of the Company in the ordinary course of business not to exceed $1.0 million in any calendar year; and

(vi)	any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party. (Section 1010)

Limitation on Liens. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (1) create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (2) assign or convey any right to receive any income or profits from such Liens, unless the Series B notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Series B notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens:

(A)	securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under “—Consolidation, Merger, Sale of Assets” or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness”; or

(B)	securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of:

(i)	the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced; or

(ii)	the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries. Notwithstanding the foregoing, any Lien securing the Series B notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holder or holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holder or holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien. (Section 1011)

Limitation on Sale of Assets. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale consists of:

(A)	cash or Cash Equivalents;

(B)	the assumption of Senior Indebtedness or Senior Guarantor Indebtedness by the party acquiring the assets from the Company of any Restricted Subsidiary;

(C)	Replacement Assets;

(D)	Designated Noncash Consideration; or

(E)	a combination of any of the foregoing; and

(ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a board resolution); provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

(b)	If:

(A)	all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof;

(B)	the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness; or

(C)	if no such Senior Indebtedness or Senior Guarantor Indebtedness that requires prepayment is then outstanding (or such prepayment is waived);

then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.” The Company or such Restricted Subsidiary will be deemed to have complied with its obligations under this paragraph (b) if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Cash Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Cash Proceeds; provided that upon any abandonment or termination of such commitment, the Net Cash Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth below.

(c) When the aggregate amount of Excess Proceeds exceeds $50.0 million or more, the Company will apply the Excess Proceeds to the repayment of the Series B notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(A)	the Company will make an offer to purchase (an “Offer”) to all holders of the Series B notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Series B notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Series B notes, and the denominator of which is the sum of the outstanding principal amount of the Series B notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Series B notes tendered) and

(B)	to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount.

However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Series B notes will be payable in cash in an amount equal to 100% of the principal amount of the Series B notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Series B notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Series B notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Series B notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Series B notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, unless an Offer has been previously made prior to the expiration of the 365-day period, the Series B notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(e) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations. (Section 1012)

Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than a Guarantor) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Series B notes by such Restricted Subsidiary within 30 days. The guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Series B notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Series B notes are subordinated to Senior Indebtedness of the Company under the Indenture.

(b) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the notes within 30 days on the same terms as the guarantee of such Indebtedness except that

(A)	such guarantee need not be secured unless required pursuant to “—Limitation on Liens,”

(B)	if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary’s Guarantee of the Series B notes to the same extent as such Senior Indebtedness is senior to the Series B notes and

(C)	if such Indebtedness is by its terms expressly subordinated to the Series B notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the Series B notes at least to the same extent as such Indebtedness is subordinated to the Series B notes.

(c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Series B notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1013)

Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Series B notes or the Guarantee of such Guarantor or subordinated in right of payment to the Series B notes or such Guarantee at least to the same extent as the Series B notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or such Guarantor’s Senior Guarantor Indebtedness, as the case may be, as set forth in the Indenture. (Section 1017)

The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Subsidiary Preferred Stock. The Company will not permit

(a)	any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary and (ii) Preferred Stock issued by a Person prior to the time

(A)	such Person becomes a Restricted Subsidiary,

(B)	such Person merges with or into a Restricted Subsidiary or

(C)	a Restricted Subsidiary merges with or into such Person;

provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or

(b)	any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), or upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture. (Section 1015)

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(i)	pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

(ii)	pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii)	make any Investment in the Company or any other Restricted Subsidiary or

(iv)	transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

except for:

(a)	any encumbrance or restriction pursuant to an agreement in effect on the Issue Date;

(b)	any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(c)	customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided however that the restrictions are applicable only to such Restricted Subsidiary or assets;

(d)	any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body;

(e)	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

(f)	covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry;

(g)	any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

(h)	any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Guarantor (including any Credit Facility or any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with “—Limitation on Liens”) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

(i)	covenants in Inventory Facilities customary for inventory and floor plan financing in the automobile retailing industry;

(j)	any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction;

(k)	customary non-assignment provisions contained in (a) any lease governing a leasehold interest or (b) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(l)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “Limitations on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)	restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business;

(n)	restrictions contained in any other indenture or instrument governing debt or preferred securities that are not materially more restrictive, taken as a whole, than those contained in the Indenture governing the Series B notes; and

(o)	any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1016)

Limitation on Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) the Company would be permitted to make a Permitted Investment or an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of “—Limitation on Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors;

(c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Indebtedness” at the time of such Designation (assuming the effectiveness of such Designation);

(d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Series B notes; and

(f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.

The Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets, other than the Capital Stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a)	no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c)	unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Indebtedness.”

All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions. (Section 1018)

Provision of Financial Statements. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (to the extent such Guarantor would be required if subject to Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject. The documents are to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date

(i)	transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders; and

(ii)	file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections; and

(y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company’s cost.

If any Guarantor’s financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor’s financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Series A notes remain outstanding, the Company will make available to any prospective purchaser of Series A notes or beneficial owner of Series A notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Series A notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Series A notes pursuant to an effective registration statement under the Securities Act. (Section 1019)

Additional Covenants. The Indenture also contains covenants with respect to the following matters:

(i)	payment of principal, premium and interest;

(ii)	maintenance of an office or agency in The City of New York;

(iii)	arrangements regarding the handling of money held in trust;

(iv)	maintenance of corporate existence;

(v)	payment of taxes and other claims;

(vi)	maintenance of properties; and

(vii)	maintenance of insurance.

Consolidation, Merger, Sale of Assets

The Company

The Company will not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person; (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons; or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i)	either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, partnership, limited liability company, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Series B notes, the Indenture and the Registration Rights Agreement, as the case may be, and the Series B notes, the Indenture and the Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreement) will remain in full force and effect as so supplemented;

(ii)	immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii)	immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “—Certain Covenants—Limitation on Indebtedness;”

(iv)	at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and under the Series B notes;

(v)	at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Limitation on Liens” are complied with; and

(vi)	at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

The Guarantors

Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor); or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i)

either (a) the Guarantor will be the continuing entity, in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Series B notes, the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreements) will remain in full force and effect;

(ii)	immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(iii)	at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the Series B notes is unconditionally released and discharged in accordance with paragraph (c) under the provisions of “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.” (Section 801)

In the event of any transaction described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer, sale, assignment, conveyance, lease or other transaction is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture, the Series B notes and/or the related Guarantees, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Series B notes or its Guarantee, as the case may be. (Section 802)

Nothing in this covenant shall prohibit a merger or consolidation of the Company or any of the Guarantors into an Affiliate organized in the United States solely for the purpose of changing the entity’s jurisdiction of organization.

Events of Default

An Event of Default will occur under the Indenture if:

(1)	there shall be a default in the payment of any interest on any Series B note when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

(2)	there shall be a default in the payment of the principal of (or premium, if any, on) any Series B note at its Maturity (upon acceleration, optional or mandatory redemption if any, required repurchase or otherwise), whether or not prohibited by the subordination provisions of the Indenture;

(3)

(a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice (30 days in the case of a default in the covenants described under “—Certain Covenants—Limitation on Indebtedness” or “—Limitation on Restricted Payments”) has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Series B notes;

(b)	there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale of Assets”;

(c)	the Company shall have failed to consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or

(d)	the Company shall have failed to consummate a Change of Control Offer in accordance with the provisions of “—Purchase of Series B Notes Upon a Change of Control”;

(4)	one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $50.0 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

(5)	any Guarantee of a Significant Restricted Subsidiary which is a Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by any Significant Restricted Subsidiary which is a Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee, if such default continues for a period of 30 days after written notice has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the Series B notes then outstanding;

(6)	one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $50.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance or indemnification), shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7)	there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

(i)	adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent;

(ii)	seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law;

(iii)	appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties; or

(iv)	ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(8)	(a)	the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

	(b)	the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

	(c)	the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

	(d)	the Company or any Significant Restricted Subsidiary

(i)	consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties;

(ii)	makes an assignment for the benefit of creditors; or

(iii)	admits in writing its inability to pay its debts generally as they become due; or

(e)	the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (8). (Section 501)

Result of Events of Default

If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Series B notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Series B notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Series B notes). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all the Series B notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Series B notes, together with accrued and unpaid interest, if any, to the date the Series B notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Series B notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Series B notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)	all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii)	all overdue interest on all Series B notes then outstanding,

(iii)	the principal of and premium, if any, on any Series B notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Series B notes and

(iv)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Series B notes;

(b)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)	all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Series B notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

Waiver of Default by Noteholders

The holders of not less than a majority in aggregate principal amount of the Series B notes outstanding may on behalf of the holders of all outstanding Series B notes waive any existing or past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Series B note, which may only be waived with the consent of each holder of Series B notes affected or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Series B note affected by such modification or amendment. (Section 513)

Legal Rights of Noteholders

No holder of any of the Series B notes has any right to institute any proceedings with respect to the Series B notes, the Indenture or any remedy thereunder, unless

(1)	such holder has previously given written notice to the trustee of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding Series B notes have made written request, and offered reasonable indemnity or furnished security, to the Trustee to institute such proceeding as Trustee under the Series B notes and the Indenture;

(3)	the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer (and if requested, provision) of indemnity or security; and

(4)	the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Series B notes.

Such limitations do not, however, apply to a suit instituted by a holder of a Series B note for the enforcement of the payment of the principal of, premium, if any, or interest on such Series B note on or after the respective due dates expressed in such Series B note.

Notice to and Action of Trustees

The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1020) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Series B notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders

No director, officer, employee, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Series B notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Series B notes by accepting a Series B note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series B notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Series B notes discharged with respect to the outstanding Series B notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Series B notes, except for

(i)	the rights of holders of such outstanding Series B notes to receive payments in respect of the principal of, premium, if any, and interest on such Series B notes when such payments are due,

(ii)	the Company’s obligations with respect to the notes concerning issuing temporary Series B notes, registration of Series B notes, mutilated, destroyed, lost or stolen Series B notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii)	the rights, powers, trusts, duties and immunities of the Trustee and

(iv)	the defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Series B notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Series B notes. (Sections 401, 402 and 403)

In order to exercise either defeasance or covenant defeasance,

(i)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Series B notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Series B notes on the Stated Maturity (or on any date after May 15, 2018 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Series B notes on the Defeasance Redemption Date);

(ii)	in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders and beneficial owners of the outstanding Series B notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii)	in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders and beneficial owners of the outstanding Series B notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (7) or (8) under the first paragraph under “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

(v)	such defeasance or covenant defeasance shall not cause the Trustee for the Series B notes to have a conflicting interest as defined in the Indenture in violation of and for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

(vi)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(vii)	such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(viii)	the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Series B notes would be considered an insider of the Company under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(ix)	the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Series B notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(x)	no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Series B notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(xi)	the Company will have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Series B notes as expressly provided for in the Indenture) as to all outstanding Series B notes under the Indenture when

(a)	either (i) all such Series B notes theretofore authenticated and delivered (except lost, stolen or destroyed Series B notes which have been replaced or paid or Series B notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Series B notes not theretofore delivered to the Trustee for cancellation

(x)	have become due and payable,

(y)	will become due and payable at their Stated Maturity within one year, or

(z)	are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on such notes at such Maturity, Stated Maturity or redemption date;

(b)	the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

(c)	the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel in form and substance reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound. (Section 1201)

Modifications and Amendments

With Noteholder Consent

Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Series B notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Series B notes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Series B note affected thereby:

(i)	change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Series B note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(ii)	amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Limitation on Sale of Assets” or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “—Purchase of Series B Notes Upon a Change of Control,” including, in each case, amending, changing or modifying any definitions relating thereto, but only to the extent such definitions relate thereto;

(iii)	reduce the percentage in principal amount of such outstanding Series B notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(iv)	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Series B notes required for any such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Series B note affected thereby;

(v)	except as otherwise permitted under “—Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or

(vi)	amend or modify any of the provisions of the Indenture that subordinates the Series B notes issued under the Indenture in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing such Guarantee. (Section 902)

Without Noteholder Consent

Notwithstanding the foregoing, without the consent of any holders of the Series B notes, the Company, any Guarantor, any other obligor under the Series B notes and the Trustee may modify or amend the Indenture:

(a)	to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Series B notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Series B notes and in any Guarantee in accordance with “— Consolidation, Merger, Sale of Assets;”

(b)	to add to the covenants of the Company, any Guarantor or any other obligor upon the Series B notes for the benefit of the holders of the Series B notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Series B notes, as applicable, in the Indenture, in the Series B notes or in any Guarantee;

(c)	to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Series B notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Series B notes or any Guarantee or to make any other provisions with respect to matters or questions arising under the Indenture, the notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Series B notes;

(d)	to conform the text of the Indenture, the Series B notes or any Guarantee to any provision of this “Description of Notes;”

(e)	to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(f)	to add a Guarantor under the Indenture;

(g)	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

(h)	to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Series B notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

The holders of a majority in aggregate principal amount of the Series B notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

Governing Law

The Indenture, the Series B notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 611)

The holders of a majority in principal amount of the then outstanding Series B notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Series B notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Sections 512, 601 and 603)

The Trustee is also the trustee under the indentures governing the 9.0% Notes and the 7.00% Notes. We may establish banking or other relationships in the ordinary course of business with the Trustee and its affiliates.

Certain Definitions

“2011 Credit Facilities” means the 2011 Revolving Credit Facility and the 2011 Floor Plan Facility.

“Acquired Indebtedness” means:

(i)	Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary;

(ii)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; or

(iii)	Indebtedness of a Person assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Affiliate” means, with respect to any specified Person:

(i)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(ii)	any other Person that owns, directly or indirectly, ten percent or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

(iii)	any other Person, ten percent or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(i)	1.0% of the principal amount of the Series B note; or

(ii)	the excess of:

(a)	the present value at such redemption date of (1) the redemption price of the Series B note at May 15, 2018 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (2) all required interest payments due on the Series B note through May 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date, plus 50 basis points; over

(b)	the principal amount of the Series B note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(i)	any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

(ii)	all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(iii)	any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A)	that is governed by the provisions described under “—Consolidation, Merger, Sale of Assets,”

(B)	that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture,

(C)	that is of obsolete equipment,

(D)	that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

(E)	the Fair Market Value of which in the aggregate does not exceed $10.0 million in any transaction or series of related transactions, or

(F)	any Restricted Payment permitted under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to the bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means:

(i)	with respect to a corporation, the board of directors of the corporation;

(ii)	with respect to a partnership, the board of directors (or committee of such person serving a similar function) of the general partner of the partnership; and

(iii)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests whether now outstanding or issued after the Issue Date, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(i)	marketable direct obligations, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

(ii)	any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), or any successor rating agency,

(iii)	commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and

(iv)	any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Change of Control” means the occurrence of any of the following events:

(i)	any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than us, our subsidiaries, a Permitted Holder or our or their employee benefit plans, is or becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company’s Class A common stock representing more than 35% of the voting power of the Company’s capital stock entitled to vote generally in the election of members of the Company’s Board of Directors (as evidenced, if we have a class of equity securities registered pursuant to Sections 12(b) or 12(g) of the Exchange Act, by such person or group filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect holder of such Class A common stock);

(ii)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(iii)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(iv)

consummation of (A) any recapitalization, reclassification or change of the Company’s common stock (other than changes resulting from a subdivision or combination) as a result of which the Company’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person, other than:

(1)	any transaction:

(a)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock; and

(b)	pursuant to which holders of the Company’s capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

(2)	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

(3)	any consolidation or merger with or into any of the Company’s Subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a)	without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b)	the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect to

(i)	the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(ii)	the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(iii)	in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(iv)	any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(i)	in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

(ii)	in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a)	the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than any interest expense related to any Inventory Facility), including, without limitation,

(i)	amortization of debt discount,

(ii)	the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(iii)	the interest portion of any deferred payment obligation,

(iv)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(v)	accrued interest; plus

(b)	(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries; plus

(c)	the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary or secured by a Lien on assets of such Person or its Restricted Subsidiary to the extent not included under clause (a)(v) above, whether or not paid by such Person or its Restricted Subsidiaries but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs, any non-cash interest expense under the Series A and Series B notes or refinancings thereof or derivatives related thereto and non-cash imputed interest related to disposition accruals.

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i)	all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(ii)	the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(iii)	net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v)	gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(vi)	the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(vii)	any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date,

(viii)	any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

(ix)	any net gain or loss arising from the cumulative effect of changes to GAAP,

(x)	any non-cash charge related to the issuance of the notes or the repurchase, redemption, or other acquisition, renewal, extension, substitution, refunding, refinancing, replacement or retirement for value of any Indebtedness or any cancellation of Indebtedness income,

(xi)	any asset impairment charge or goodwill impairment charge, or

(xii)	any non-cash charge related to employee benefit or management compensation plans of the Company or any Restricted Subsidiary or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of the Company or employees of the Company and its Restricted Subsidiaries (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period).

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

“Consolidated Tangible Assets” of any Person means (a) all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(i)	was a member of the Board of Directors of the Company on the date of the Indenture; or

(ii)	was nominated for election or elected to the Board of Directors of the Company with the approval of, or whose election to the Company’s Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such nomination or election.

“Credit Facility” means, collectively, (i) the Second Amended and Restated Credit Agreement dated July 8, 2011 among the Company, Bank of America, N.A., as administrative agent, Bank of America, N.A., as Swing Line Lender, Bank of America, N.A., BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Comerica Bank, World Omni Financial Corp., U.S. Bank, National Association, Mercedes-Benz Financial Services USA LLC, Capital One, N.A. and VW Credit, Inc., as Lenders and Wells Fargo Bank, National Association and Bank of America, N.A., as LC issuers (as amended, supplemented, modified, refinanced or replaced from time to time, the “2011 Revolving Credit Facility”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company in writing to the Trustee to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in the case of (i) and (ii), each as from time to time amended, supplemented, restated, amended and restated, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer’s certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received to the date thereof and then held by the Company or a Restricted Subsidiary, may not exceed $25.0 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which (i) for the purpose of determining compliance with the covenants contained in the Indenture were in effect as of the Issue Date and (ii) for purposes of complying with the reporting requirements contained in the Indenture are in effect from time to time.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i)	to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii)	to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii)	to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv)	to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(v)	otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the Series B notes, including any Person that is required to execute a guarantee of the Series B notes pursuant to “—Certain Covenants—Limitation on Liens” or “—Limitation on Issuance of Guarantees of and Pledges for Indebtedness” covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Indebtedness” means, with respect to any Person, without duplication,

(i)	all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(ii)	all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(iv)	all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(v)	all Capital Lease Obligations of such Person,

(vi)	all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii)	all Guaranteed Debt of such Person,

(viii)	all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(ix)	Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor and

(x)	any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Series B notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable and any post-petition interest, and all other amounts due or to become due under or in connection with the Indenture, the Series B notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Series B notes, according to the respective terms thereof.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means (i) the Amended and Restated Syndicated New and Used Vehicle Floor Plan Credit Agreement dated July 8, 2011 among the Company, as Used Vehicle Borrower, certain Subsidiaries of the Company, as New Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, Bank of America, N.A., as Revolving Administrative Agent (in its capacity as collateral agent), Bank of America, N.A., JPMorgan Chase Bank, N.A., Comerica Bank, U.S. Bank, National Association, Wells Fargo Bank, National Association, Capital One, N.A. and Mercedes-Benz Financial Services USA LLC, as Lenders (as amended, supplemented, modified, refinanced or replaced from time to time, the “2011 Floor Plan Facility”), (ii) any agreement with one or more of Mercedes-Benz Financial Services USA LLC, Ford Motor Credit Company LLC, GMAC, Inc. (formally known as General Motors Acceptance Corporation), BMW Financial Services NA, Inc., Toyota Motor Credit Corporation and World Omni Financial Corp. or any other bank or asset-based lender, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness the net proceeds of which are used to purchase, finance or refinance vehicles, vehicle parts, vehicle supplies or (in the case of a Credit Facility) a pre-existing credit facility, and (iii) any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies, each as may be amended, substituted, refinanced or replaced from time to time with another Inventory Facility.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (but for clarity purposes excluding trade receivables and prepaid expenses, in each case arising in the ordinary course of business), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the original issue date of the Series A notes under the Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

“Maturity” means, when used with respect to the Series B notes, the date on which the principal of the Series B notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated

Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Mortgage Loans” mean (i) Indebtedness of the Company or a Subsidiary secured solely by Liens on real property used by a Subsidiary of the Company for the operation of a vehicle dealership, collision repair business or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof and (ii) revolving real estate acquisition and construction lines of credit and related mortgage refinancing facilities of the Company, each as may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Net Cash Proceeds” means

(a)	with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

(i)	brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii)	provisions for all taxes payable as a result of such Asset Sale,

(iii)	payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(iv)	amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(v)	appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee and

(b)	with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Pari Passu Indebtedness” means (a) any Indebtedness of the Company that is pari passu in right of payment to the Series B notes (including without limitation, the Company’s 9.0% Senior Subordinated Notes due 2018 and the Company’s 7.0% Senior Subordinated Notes due 2022, in each case while outstanding), and

(b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee (including without limitation, the Guarantee with respect to the 9.0% Senior Subordinated Notes due 2018 and the Guarantee with respect to the 7.0% Senior Subordinated Notes due 2022, in each case while outstanding).

“Permitted Holders” means:

(i)	Mr. O. Bruton Smith and his guardians, conservators, committees, or attorneys-in-fact;

(ii)	lineal descendants of Mr. Smith (each, a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and

(iii)	each “Family Controlled Entity,” as defined herein. The term “Family Controlled Entity” means

(a)	any not-for-profit corporation if at least 80% of its Board of Directors is composed of Permitted Holders and/or Descendants;

(b)	any other corporation if at least 80% of the value of its outstanding equity is owned or controlled directly or indirectly by one or more Permitted Holders;

(c)	any partnership if at least 80% of the value of the partnership interests are owned or controlled directly or indirectly by one or more Permitted Holders;

(d)	any limited liability or similar company if at least 80% of the value of the company is owned or controlled directly or indirectly by one or more Permitted Holders; and

(e)	any trusts created for the benefit of any of the persons listed in clauses (i) or (ii) of this definition.

“Permitted Investment” means:

(i)	Investments in the Company, any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(ii)	Indebtedness of the Company or a Restricted Subsidiary described under clauses (v), (vi) and (vii) of the definition of “Permitted Indebtedness;”

(iii)	Investments in any of the Series A or Series B notes;

(iv)	Temporary Cash Investments;

(v)	Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under “—Certain Covenants—Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(vi)	any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary;

(vii)	Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary;

(viii)	prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(ix)	Investments in existence on the Issue Date;

(x)	deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(xi)	Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of the Indenture from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(C) of the first paragraph of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments;”

(xii)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(xiii)	consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; and

(xiv)	in addition to the Investments described in clauses (i) through (xiii) above, Investments in an amount not to exceed the greater of (a) $25.0 million and (b) 1% of the Company’s Consolidated Tangible Assets in the aggregate at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Junior Payment” means any payment or other distribution to the holders of the Series A or Series B notes of securities of the Company or any other entity that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date; provided that

(i)	the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

(ii)	at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

(iii)	(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or construction cost to the Company of the assets subject thereto or

(B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof),

(1)	is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Series B notes,

(2)	is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of the assets by the Company in circumstances where the holders of the Series B notes would have similar rights), or

(3)	is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Registration Rights Agreement” means the Registration Rights Agreement relating to the Series A notes, dated as of issue date of the Series A notes, among the Company, the Guarantors and the Initial Purchasers party thereto.

“Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Significant Restricted Subsidiary” means, at any particular time, any Restricted Subsidiary that, together with the Restricted Subsidiaries of such Restricted Subsidiary (i) accounted for more than ten percent of the Consolidated revenues of the Company and its Restricted Subsidiaries for their most recently completed fiscal year or (ii) is or are the owner(s) of more than ten percent of the Consolidated assets of the Company and its Restricted Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the Consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Series B notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of a Person means:

(i)	any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

(ii)	any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(iii)	any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Temporary Cash Investments” means:

(i)	any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii)	any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency;

(iii)	commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(iv)	any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2018; provided, however, that if the period from the redemption date to May 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(i)	as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii)	which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Series B notes.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits or losses in ordinary circumstances) is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

BOOK ENTRY; DELIVERY AND FORM

General

The Series B notes will be represented by one or more global notes in registered form without interest coupons attached (collectively, the “Global notes”). Except as set forth below, all the notes will be exchanged in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, Global notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global notes for Certificated Notes.”

Transfers of beneficial interests in the Global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we nor the Trustee have any responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies clearing corporations and certain other organizations that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global notes; and

(2)	ownership of these interests in Global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global notes).

Investors in the Global notes who are Participants in DTC’s system may hold their interests directly through DTC. Investors in the Global notes who are not Participants may hold their interests therein indirectly through organizations that are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems as well. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

So long as DTC or its nominee is the registered owner or Holder of the Series B notes, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Series B Notes represented by Global notes for all purposes under the Indenture. No beneficial owner of an interest in the Global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the Global notes.

Payments in respect of the principal of and premium, interest and additional interest, if any, on a Global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of each Indenture, we and the Trustee will treat the Persons in whose names Series B notes, including Global notes, are registered as the owners of such Series B notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of either of us or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium (if any) and interest (including additional interest, if any) on the Global notes, will credit Participants’ accounts with payments with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC or its nominee. We expect that payments by the Participants and the Indirect Participants to the beneficial owners of Series B notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any Series B notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein and set forth in the Indenture, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines

(Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of Series B notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global notes and only in respect of the portion of the aggregate principal amount of the Series B notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the Series B notes, DTC reserves the right to exchange the Global notes for legended Series B notes in certificated form, and to distribute such Series B notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither we, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note of the same series if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the applicable Global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	we, at our option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a Default with respect to the Series B notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in the Indenture, unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchangeable for beneficial interests in any Global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the Series B notes being transferred.

Same Day Settlement and Payment

We will make payments in respect of Series B notes represented by Global notes, (including payments of principal, premium, if any, and interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. We will make all payments of principal of and premium, if any, and interest and additional interest, if any, on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder’s registered address.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the United States federal income tax consequences and, in the case of a holder that is a non-U.S. holder (as defined below), the United States federal estate tax consequences, of purchasing, owning and disposing of the Series B notes. This summary applies to you only if you acquire the Series B notes in exchange for Series A notes that you acquired for a price equal to the issue price of the Series A notes. The issue price of the Series A notes is the first price at which a substantial amount of the Series A notes was sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with Series B notes held as capital assets (generally, investment property) and does not deal with special tax situations such as: dealers, broker-dealers and traders in securities or currencies; United States holders (as defined below) whose functional currency is not the United States dollar; persons holding Series B notes as part of a hedge, straddle, synthetic security, conversion, constructive sale or other integrated transaction; persons that mark to market their securities; individual retirement and other tax deferred accounts; regulated investment companies; real estate investment trusts; certain United States expatriates; financial institutions (including banks); insurance companies; controlled foreign corporations, foreign personal holding companies and passive foreign investment companies and shareholders of such foreign corporations; entities that are tax-exempt for United States federal income tax purposes; and pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal income tax purposes, and beneficial owners of pass-through entities.

If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of the Series B notes, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership holding Series B notes or a partner in such a partnership, you should consult your own tax advisor regarding the United States federal income tax consequences of purchasing, owning and disposing of the Series B notes.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income, gift, alternative minimum or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date of this prospectus. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of Series B notes as set forth in this summary.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income or estate tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein. Before you decide whether to participate in the exchange offer, you should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the Series B notes that may be applicable to you.

THIS SUMMARY IS NOT INTENDED TO BE USED, WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED UPON YOU. THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE SERIES B NOTES. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exchange of Series A Notes for Series B Notes

An exchange of Series A notes for Series B notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes, and the Series B notes will be treated for United States federal income tax purposes as a continuation of the Series A notes in the hands of a United States holder or a Non-U.S. holder. As a result, for United States federal income tax purposes, (1) a holder will not recognize any gain or loss on the exchange, (2) a holder’s holding period for a Series B note will include the holding period for the Series A note and (3) a holder’s adjusted tax basis of the Series B note will be the same as the holder’s adjusted tax basis of the Series A note.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a Series B note or Series B notes who or which is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any State;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if, (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions or, (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of Interest

Interest on your Series B notes will be taxed as ordinary interest income. In addition:

•

if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your Series B notes in your gross income at the time you receive the interest; and

•

if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your Series B notes in your gross income at the time the interest accrues.

Sale or Other Disposition of Series B Notes

You generally will recognize taxable gain or loss upon the sale, redemption, retirement or other taxable disposition of your Series B notes equal to the difference, if any, between:

•

the amount realized on the sale or other disposition (less any amount attributable to accrued interest, which will be taxable in the manner described under “—United States Holders—Payments of Interest”); and

•	your tax basis in the Series B notes.

Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition your holding period for the Series B notes is more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. Long-term capital gain of non-corporate taxpayers is currently subject to a reduced United States federal income tax rate.

Backup Withholding

In general, “backup withholding” at a rate of 28% may apply:

•	to any payments made to you of principal of and interest on your Series B note, and

•	to payment of the proceeds of a sale or other disposition of your Series B note before maturity,

if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and any amounts withheld under the backup withholding rules from a payment to you may be credited against your United States federal income tax liability or may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a Series B note and you are not a United States holder (as defined above) nor a partnership (or other entity classified as a partnership for United States federal income tax purposes) (a “non-U.S. holder”). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways being present in the United States:

•	on at least 31 days in the calendar year, and

•

for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States Federal Withholding Tax

Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your Series B notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•

you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code;

•

you are not (i) a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with your conduct of a United States trade or business; and

•

you provide a signed written statement, on an IRS Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

(A) us or our paying agent; or

(B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your Series B notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section.

If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your Series B notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

United States Federal Income Tax

Except for the possible application of United States federal withholding tax (see “—Non-U.S. Holders—United States Federal Withholding Tax” above) and backup withholding tax (see “—Non-U.S. Holders—Backup Withholding and Information Reporting” below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your Series B notes, or on any gain or accrued interest realized from the sale, redemption, retirement at maturity or other disposition of your Series B notes unless:

•	in the case of interest payments or disposition proceeds representing accrued interest, you cannot satisfy the requirements of the “portfolio interest” exception described above;

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your Series B notes, and specific other conditions are met; or

•

the interest or gain is effectively connected with your conduct of a United States trade or business and, if an income tax treaty applies, is generally attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business in the United States and interest or gain in respect of your Series B notes is effectively connected with the conduct of your trade or business and, if an income tax treaty applies, you maintain a United States “permanent establishment” to which the interest or gain is generally attributable, you may be subject to United States income tax on a net basis on the interest or gain (although interest is exempt from the withholding tax discussed in the preceding paragraphs provided that you provide a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest or gain on your Series B notes in the earnings and profits subject to the branch profits tax if these amounts are effectively connected with the conduct of your United States trade or business.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your Series B notes will generally not be subject to the United States federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•	your interest on the Series B notes is effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “—Non-U.S. Holders—United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge that you are a United States holder (as described in “—United States Holders” above). We or our paying agent may, however, report payments of interest on Series B the notes.

The gross proceeds from the disposition of your Series B notes may be subject to information reporting and backup withholding tax at a rate of 28%. If you sell your Series B notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Series B notes through a non-U.S. office of a broker that:

•	is a United States person (as defined in the Internal Revenue Code);

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your Series B notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

The backup withholding tax is not an additional tax and any amounts withheld under the backup withholding rules from a payment to you may be credited against your United States federal income tax liability or may entitle you to a refund, provided that the required information is timely furnished to the IRS. You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act of 2010, or FATCA, imposes a United States 30% withholding tax on interest payments and proceeds from the sale of certain interest-bearing obligations issued by United States borrowers. Pursuant to recent IRS guidance, the FATCA withholding obligations generally will apply to interest payments made after December 31, 2013 to certain foreign financial institutions and non-financial foreign entities (and proceeds from the sale of certain interest-bearing obligations after December 31, 2016) if certain disclosure requirements related to United States accounts or ownership are not satisfied. In general, the FATCA withholding obligations will not apply to debt instruments that are outstanding on January 1, 2014, unless such a debt instrument is materially modified and deemed reissued for United States federal income tax purposes after such date.

Accordingly, FATCA withholding obligations will not apply to payments on the notes, or the gross proceeds from the sale or other disposition of the notes, unless the notes are so materially modified and deemed reissued on or after January 1, 2014. You are urged to consult your tax advisors regarding the implications of FATCA on your investment in the notes, as well as the status of any related federal regulations or other guidance.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Series B notes for its own account for Series A notes pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Series B notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes where the Series A notes we acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the Series B notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents. In addition, we agreed for a period of 90 days from May 9, 2013, the date of the offering memorandum distributed in connection with the sale of the Series A notes, not to directly or indirectly offer, sell, grant any options to purchase or otherwise dispose of any debt securities or any securities convertible or exchangeable into or exercisable for any debt securities other than in connection with this exchange offer, except for borrowings under our existing floor plan facilities, construction/mortgage facility and revolving facility.

We will not receive any proceeds from any sale of Series B notes by broker-dealers. Series B notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through broker or dealers who receive compensation in the form of commissions or concessions from a broker-dealer and/or the purchasers of Series B notes. Any broker-dealer that resells Series B notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of the Series B notes may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and any profit on any such resale of Series B notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the Series B notes, including broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities issuable under this prospectus will be passed upon for Sonic by Dykema Gossett PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of Sonic Automotive, Inc. appearing in Sonic Automotive, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Sonic Automotive, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Sonic Automotive, Inc. did not maintain effective internal control over financial reporting as of December 31, 2012, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein, included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT SONIC

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-13395). You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at l-800-SEC-0330. Copies may be obtained from the SEC by paying the required fees. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. Information that we file with the SEC may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, you may access all of such filings on our website at http://www.sonicautomotive.com. The information set forth on our website is not part of this prospectus.

This prospectus “incorporates by reference” information we file with the SEC, which means that we can disclose important information to you by referring to documents we have previously filed with the SEC without including such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information. We incorporate by reference the documents listed below, any documents we file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and any documents we file with the SEC after effectiveness of this registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate this offering:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(2)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013;

(3)	Our definitive proxy statement dated March 22, 2013; and

(4)	Our Current Reports on Form 8-K filed on March 4, 2013, March 18, 2013 (pursuant to Item 8.01), March 18, 2013 (pursuant to Item 1.01), March 26, 2013, April 23, 2013 (but only such information included therein pursuant to Item 5.07) and May 13, 2013.

We will provide upon request a free copy of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Written or telephone requests should be directed to Mr. Stephen K. Coss, Senior Vice President and General Counsel, 4401 Colwick Road, Charlotte, North Carolina 28211, telephone (704) 566-2400.

Sonic Automotive, Inc.

Offer to Exchange

Registered 5.00% Senior Subordinated Notes due 2023, Series B

For All of Our Outstanding

Unregistered 5.00% Senior Subordinated Notes due 2023, Series A

PROSPECTUS

All certificates for Series A notes being tendered, executed Letters of Transmittal and any other required documents should be sent to the Exchange Agent at the address below.

All questions and requests for assistance and requests for additional copies of the prospectus, the Letter of Transmittal and any other required documents should be directed to the Exchange Agent.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(800) 934-6802 (telephone)

(651) 466-7372 (facsimile)

You should confirm deliveries sent by facsimile.

(Originals of all documents submitted by facsimile should be sent promptly by registered or certified mail, or by hand delivery or overnight courier)

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

In addition to the rights to indemnification and related obligations of the registrants described below, Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors and the officers, directors and managers of the co-registrants. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, each of the registrants has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Sonic Automotive, Inc.

Sonic’s Bylaws effectively provide that, to the full extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”) as may be amended from time to time, Sonic shall indemnify all persons whom it may indemnify pursuant thereto. Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

In addition, Sonic’s Amended and Restated Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL. Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Alabama Registrants:

(a) SAI AL HC1, Inc., SAI AL HC2, Inc. and Sonic – Williams Cadillac, Inc. are incorporated under the laws of Alabama.

Division E of Article 8 of the Alabama Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Under Section 10-2B-8.42(d) of the Alabama Business Corporation Act, the Alabama corporation registrants’ officers shall not be liable for any action taken as an officer or any failure to take any action if such officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner he or she reasonably believes to be in the best interests of the corporation.

(b) SAI Irondale Imports, LLC, SAI Irondale L, LLC, SAI Montgomery B, LLC, SAI Montgomery BCH, LLC, SAI Montgomery CH, LLC, SRE Alabama – 2, LLC and SRE Alabama – 5, LLC are organized as limited liability companies under the laws of Alabama.

Section 4 of the Alabama Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any person who is or was a member, manager or employee of the limited liability company under certain circumstances and subject to certain limitations.

The operating agreements of the Alabama limit liability company registrants generally provide that any person who at any time serves or has served as a member, manager or officer of the limited liability company, or who serves or has served at the request of the company, as a member, manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the company to the fullest extent permitted by law against reasonable expense, including attorneys’ fees, actually and necessarily incurred by that person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the company, seeking to hold that person liable by reason of the fact that that person is or was acting in such capacity, and reasonable payments made by that person in satisfaction of any judgment, money decree, fine, penalty or settlement for which that person may have become liable in any such action, suit or proceeding.

California Registrants:

(a) Autobahn, Inc., FAA Beverly Hills, Inc., FAA Capitol N, Inc., FAA Concord H, Inc., FAA Concord T, Inc., FAA Dublin N, Inc., FAA Dublin VWD, Inc., FAA Holding Corp, FAA Poway H, Inc., FAA Poway T, Inc., FAA San Bruno, Inc., FAA Santa Monica V, Inc., FAA Serramonte, Inc., FAA Serramonte H, Inc., FAA Serramonte L, Inc., FAA Stevens Creek, Inc., FAA Torrance CPJ, Inc., Franciscan Motors, Inc., Kramer Motors Incorporated, SAI Long Beach B, Inc., SAI Monrovia B, Inc., SAI Santa Clara K, Inc., Santa Clara Imported Cars, Inc., Sonic – Buena Park H, Inc., Sonic – Calabasas A, Inc., Sonic Calabasas M, Inc., Sonic – Calabasas V, Inc., Sonic – Carson F, Inc., Sonic – Carson LM, Inc., Sonic – Downey Cadillac, Inc., Sonic Fremont, Inc., Sonic – Harbor City H, Inc., Sonic – Massey Chevrolet, Inc., Sonic Santa Monica M, Inc., Sonic Santa Monica S, Inc., Sonic – Stevens Creek B, Inc., Sonic Walnut Creek M, Inc., Sonic – West Covina T, Inc., Sonic Wilshire Cadillac, Inc. and Stevens Creek Cadillac, Inc. are incorporated under the laws of California.

The registrants organized as corporations under California law are subject to the provisions of the California Corporations Code (“CCC”). Section 317 of the CCC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to any agent of the corporation under certain circumstances and subject to certain limitations.

Section 204(a)(10) of the CCC permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s duties, subject to certain limitations.

The articles of incorporation or bylaws of the California corporation registrants generally provide that the corporation is authorized to indemnify the directors, officers agents of the corporation to the fullest extent permitted under California law.

The bylaws of FAA Beverly Hills, Inc., FAA Capitol N., Inc. , FAA Concord H, Inc., FAA Dublin N, Inc. , FAA Dublin VWD, Inc., FAA Holdings, Inc., FAA Poway H, Inc., FAA Poway T, Inc., FAA San Bruno, Inc., FAA Santa Monica V, Inc., FAA Serramonte, Inc., FAA Serramonte H, Inc. , FAA Serramonte L, Inc., FAA Stevens Creek, Inc. , FAA Torrance CPJ, Inc., SAI Long Beach B, Inc., SAI Monrovia, Inc. , SAI Santa Clara K, Inc., Santa Clara Imported Cars, Inc., Sonic – Buena Park H, Inc., Sonic – Calabasas A, Inc., Sonic – Calabasas M, Inc., Sonic – Calabasas V, Inc., Sonic – Carson F, Inc., Sonic Fremont, Inc., Sonic Santa Monica M, Inc., Sonic Santa Monica S, Inc., Sonic – Stevens Creek B, Inc., Sonic Walnut Creek M, Inc., Sonic Wilshire Cadillac, Inc., Stevens Creek Cadillac, Inc. generally provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith.

(b) Ontario L, LLC, SRE California – 1, LLC, SRE California – 2, LLC, SRE California – 3, LLC, SRE California – 4, LLC, SRE California – 5, LLC, SRE California – 6, LLC, SRE California – 7 SCB, LLC and SRE California – 8 SCH, LLC are organized as limited liability companies under the laws of California.

The registrants organized as limited liability companies under the laws of California are subject to the provisions of the California Limited Liability Company Act (“CLLCA”). Section 17003(l) of the CLLCA permits a limited liability company to indemnify any person.

The operating agreement of Ontario L, LLC generally provides that any person who at any time serves or has served as a member, manager or officer of the registrant, or who, while serving as a member, manager, governor, director, officer, trustee, employee or agent of another entity, shall have the right to indemnification from the registrant to the fullest extent permitted by law. In addition, to the extent permitted by law, expenses incurred by a member, manager or officer of such registrant in defending any civil or criminal action, suit or proceeding shall be paid by such registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such individual to repay such amount unless it is ultimately determined that such individual is entitled to indemnification under the terms of the operating agreement.

The operating agreements of the other California limited liability company registrants generally provide that the registrant will indemnify the registrants mangers and officers to the fullest extent permitted pursuant to the CLLCA.

Colorado Registrants:

(a) Mountain States Motors Co., Inc., Sonic – Denver T, Inc. and Sonic – Lone Tree Cadillac, Inc. are incorporated under the laws of Colorado.

The registrants organized as corporations under Colorado law are subject to the provisions of the Colorado Business Corporation Act (“CBCA”). Section 7-109 of the CBCA authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors, employees, fiduciaries or agents of the corporation under certain circumstances and subject to certain limitations.

Section 7-108-401(4) of the CBCA provides that a director or officer of the corporation shall not be liable to the corporation or its shareholders for any action the director or officer takes or omits to take as a director of officer if, in connection with such action or omission, the director or officer performed the duties of the position (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director or officer reasonably believes to be in the best interests of the corporation. Section 7-108-402 of the CBCA permits a corporation to provide in its articles of incorporation that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s duties, subject to certain limitations.

The articles of incorporation of Mountain States Motors Co., Inc. generally provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and with respect to proceeding by or in the right of the corporation, has not been adjudged liable for negligence or misconduct in the performance of his duty to the corporation. Expenses incurred by a director, officer, employee, fiduciary or agent of each corporation shall be paid to the extent that such person is successful on the merits in the defense of the proceeding and may be paid in advance of the final disposition of such proceeding upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification. Each corporation may procure insurance on behalf of any such person described in this paragraph.

The bylaws of Mountain States Motors Co., Inc. generally provide that the corporation shall indemnify any director or officer or person who serves, at the corporation’s request, as a director or officer of another corporation in which the corporation owns shares or of which it is a creditor against all reasonable costs, expenses and liabilities (including reasonable attorney fees) actually or necessarily incurred by or imposed upon such person in connection with a claim, action, suit, proceeding, investigation or inquiry in which such person is a party, except in situations in which such person has been finally adjudged to be liable for willful misconduct, willful neglect, or negligence toward or on behalf of the corporation. Each corporation may procure insurance on behalf of any such person described in this paragraph.

The bylaws of Sonic – Denver T, Inc. and Sonic – Lone Tree Cadillac, Inc., generally provide that the corporation shall indemnify any person who serves or served as a director of the corporation or who, while serving as a director of the corporation, served, at the request of the corporation, as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan to the fullest extent permitted by law. The corporation’s board of directors may extend these indemnification rights to officers, employees or agents of the corporation. Expenses incurred by a director shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director to repay such amount unless it shall ultimately be determined that the director is entitled to be indemnified by the corporation.

(b) SRE Colorado – 1, LLC is organized as a limited liability company under the laws of Colorado.

The registrant organized as a limited liability company under Colorado law is subject to the provisions of the Colorado Limited Liability Company Act (“COLLCA”). Section 407 of the COLLCA provides that a limited liability company shall reimburse and indemnify any person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business or for preservation of its business or property, if such payments were made without violation of the person’s duties to the limited liability company.

The operating agreement of the Colorado limited liability company registrant generally provides that the company shall hold harmless and provide indemnification to, the managers and officers of the company and the organizer to the fullest extent allowed under the COLLCA. If the COLLCA is amended to authorize further elimination of, or limitations on, the liability of managers, officers or other persons, or to provide greater indemnification to such persons, then the liability of the managers, officers and the organizer shall be eliminated or limited to the fullest extent permitted by the COLLCA, as amended.

Delaware Registrants:

(a) Avalon Ford, Inc. and FirstAmerica Automotive, Inc. are incorporated under the laws of Delaware.

The registrants organized as corporations under Delaware law are subject to the provisions of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers, employees and agents of the corporation under certain circumstances and subject to certain limitations.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The certificates of incorporation or bylaws of the Delaware corporation registrants generally provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or other enterprise, to the fullest extent now or hereafter permitted by applicable law. Expenses incurred by a director or officer of the corporation shall be paid in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted by law upon an undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification. The corporation may procure insurance or other arrangement on behalf of any such person described in this paragraph.

The certificate of incorporation of FirstAmerica Automotive, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The certificate of incorporation of Avalon Ford, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to an unlawful payment of a dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived any improper personal benefit; provided that, if the DGCL is amended to eliminate or limit the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

(b) Sonic – LS, LLC is organized as limited liability company under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) permits a limited liability company to indemnify any member or manager of the company from and against any and all claims and demands whatsoever.

Section 18-1101 of the DLLCA permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, subject to certain limitations.

The operating agreement of Sonic – LC, LLC provides that the company shall indemnify any manager, member or any person to whom the managers have delegated authority, as well as any person acting on behalf of a manager or member pursuant to legal authority for all costs, losses, liabilities and damages paid or accrued by such person in connection with the business of the company to the fullest extent provided or allowed by the DLLCA, including the advance of costs of participation in any pending or threatened dispute, litigation, arbitration or other proceeding with respect to the business of the company, subject to certain limitations.

Florida Registrants:

(a) SAI FL HC2, Inc., SAI FL HC3, Inc., SAI FL HC4, Inc., SAI FL HC7, Inc., Sonic Automotive – 1720 Mason Ave., DB, Inc., Sonic Automotive – 6008 N. Dale Mabry, FL, Inc., Sonic – Lloyd Nissan, Inc., Sonic – Lloyd Pontiac-Cadillac, Inc., Sonic – Sanford Cadillac, Inc. and Sonic – Shottenkirk, Inc. are incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) authorizes a court to award, or a Florida incorporated registrant’s board of directors to grant, indemnity to officers, directors, employees or other agents of the corporation under certain circumstances and subject to certain limitations. In addition, Section 607.0831 of the FBCA provides that a director shall not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy by such director, subject to certain limitations.

(b) SAI Clearwater T, LLC, SAI Fort Myers B, LLC, SAI Fort Myers H, LLC, SAI Fort Myers M, LLC, SAI Fort Myers VW, LLC, SAI Orlando CS, LLC, Sonic Automotive – 1720 Mason Ave., DB, LLC, SRE Florida – 1, LLC and SRE Florida – 2, LLC are organized as limited liability companies under the laws of Florida.

Section 608.4229 of the Florida Limited Liability Act permits a limited liability company to indemnify a member, manager or other person under certain circumstances and subject to certain limitations.

Section 608.4225 of the Florida Limited Liability Act provides that a manager or managing member shall not be liable for any action taken as a manager or managing member or any failure to take any action if the manager or managing member performed his or her duties in compliance with the duty of loyalty and duty of care to the company and all of the members of the company.

The operating agreements of Fort Myers Collision Center, LLC, SRE Florida – 1, LLC and SRE Florida – 2, LLC generally provide for the indemnification and limitation of liability to the fullest extent permitted by law.

The operating agreements of SAI Clearwater T, LLC, SAI Fort Myers B, LLC, SAI Fort Myers H, LLC, SAI Fort Myers M, LLC, SAI Fort Myers VW, LLC, SAI Orlando CS, LLC, Sonic Automotive – 1720 Mason Ave., DB, LLC generally provide that any person who at any time serves or has served as a member, manager or officer of the limited liability company, or who serves or has served at the request of the company, as a member, manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the company to the fullest extent permitted by law against reasonable expense, including attorneys’ fees, actually and necessarily incurred by that person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the company, seeking to hold that person liable by reason of the fact that that person is or was acting in such capacity, and reasonable payments made by that person in satisfaction of any judgment, money decree, fine, penalty or settlement for which that person may have become liable in any such action, suit or proceeding.

Georgia Registrants:

SAI Atlanta B, LLC, SAI Chamblee V, LLC, SAI GA HC1, LLC, SAI Peachtree, LLC and SAI Stone Mountain T, LLC are organized as limited liability companies under the laws of Georgia.

The registrants organized as limited liability companies under Georgia law are subject to the provisions of the Georgia Limited Liability Company Act (“GLLCA”). Section 14-11-306 of the GLLCA permits a limited liability company to indemnify a member, manager or other person under certain circumstances and subject to certain limitations.

The operating agreements of SAI Atlanta B, LLC, SAI Chamble V, LLC, SAI GA HC1, LLC, SAI Peachtree, LLC and SAI Stone Mountain T, LLC, generally provide that any person who at any time serves or has served as a manager or officer of the company, or who, while serving as a member, manager or officer of the company, serves or has served as a manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have the right to indemnification from the company to the fullest extent permitted by law. In addition, to the extent permitted by law, expenses incurred by a member, manager or officer of such company in defending any civil or criminal action, suit or proceeding shall be paid by such company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to indemnification under the terms of the operating agreement.

Hawaii Registrant:

(a) Windward, Inc. is incorporated under the laws of Hawaii

Sections 414-241 through 414-250 of the Hawaii Revised Statutes, as amended (“HRS”), contain certain provisions describing indemnification of, and advances for expenses to, corporate directors and officers relating to certain liabilities and expenses (including attorneys’ fees) incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents of the corporation or of another enterprise at the request of the corporation.

HRS Sections 414-244 and 414-247 permit the corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer who is a party to a proceeding because the director or officer is a director or officer of the corporation if the director or officer delivers to the corporation certain written affirmations and certain undertakings.

HRS Section 414-248 and other provisions of the Hawaii Business Corporation Act permit the corporation to purchase insurance on behalf of its directors, officers, employees or agents against certain liabilities and expenses.

HRS Section 414-222 permits a corporation, through a provision in its articles of incorporation, to eliminate or limit the personal liability of its directors in any action brought by the shareholders or the corporation for monetary damages against a director of the corporation for any action taken, or any failure to take any action as a director. The law does not allow the corporation to eliminate or limit the personal liability of a director for: (a) the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of HRS Section 414-223 (relating to unlawful distributions), or (d) an intentional violation of criminal law.

The bylaws of Windward, Inc. generally provides that the corporation shall indemnify a director, officer or employee of the corporation or a person serving at the request of any of the foregoing as a director, officer, or employee of certain other entities for any expenses (including attorneys’ fees) actually and reasonably incurred by such director, officer or employee in connection with an action, suit or proceeding with respect to which he or she is successful on the merits or otherwise in defense of the action. The bylaws also generally provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another entity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The bylaws further provide generally that the corporation may indemnify a person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation on similar terms and according to a similar standard of conduct; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such persona shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court in which such action was brought shall determine that such person is reasonably entitled to indemnity for expenses which such court shall deem proper in view of all the circumstances of the case.

Permissive indemnification may be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer or employee is proper because he has met the applicable standard of conduct. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt by the corporation of an undertaking by such person to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to indemnification. The corporation may procure insurance or other arrangement on behalf of any person who is or was a director, officer or employee of the corporation.

Maryland Registrants:

(a) SAI MD HC1, Inc. is incorporated under the laws of Maryland.

The Maryland corporation registrant is subject to Section 2-418 of the Maryland General Corporation Law, which authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations. In addition, Section 2-405.1 of the Maryland General Corporation Law and Section 5-417 of the Maryland Courts and Judicial Proceedings Article provide that a director shall have no liability by reason of being or having been a director of a corporation if such director performs his or her duties (i) in good faith, (ii) in a manner he or she reasonably believes to be in the best interests of the corporation and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances.

(b) SAI Rockville Imports, LLC and SAI Rockville L, LLC are organized as limited liability companies under the laws of Maryland.

Under Section 4A-203 of the Maryland Limited Liability Company Act, the Maryland limited liability registrant has the power, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The operating agreement of the Maryland limited liability company registrant generally provides that the company shall hold harmless, and provide indemnification to, the managers and officers of the LLC and the organizer as the person signing the Articles of Organization of the LLC to the fullest extent allowed pursuant to the Maryland Limited Liability Company Act, or pursuant to any succeeding provisions of Maryland law.

Michigan Registrants:

(a) Sonic Agency, Inc., Sonic – Capitol Cadillac, Inc. and Sonic – Plymouth Cadillac, Inc. are incorporated under the laws of Michigan.

The registrants organized as corporations under Michigan law are subject to the provisions of the Michigan Business Corporation Act (“MBCA”). Sections 450.1561-450.1565 of the MBCA authorize a court to award, or a corporation’s board of directors to grant indemnity to directors, officers, employees or agents of the corporation under certain circumstances and subject to certain limitations. Section 450.1209(c) of the MBCA permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director under certain circumstances and subject to certain limitations.

The bylaws of the Michigan corporation registrants generally provide that the corporation shall indemnify any person who serves or served as a director of the corporation or who, while serving as a director of the corporation, served, at the request of the corporation, as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan to the fullest extent permitted by law. The corporation’s board of directors may extend these indemnification rights to officers, employees or agents of the corporation. Expenses incurred by a director shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director to repay such amount unless it shall ultimately be determined that the director is entitled to be indemnified by the corporation.

(b) SAI Ann Arbor Imports, LLC is organized as a limited liability company under the laws of Michigan.

The registrant organized as a limited liability company under Michigan law is subject to the provisions of the Michigan Limited Liability Company Act (“MLLCA”). Section 450.4216 permits a limited liability company to indemnify a member, manager or other person under certain circumstances and subject to certain limitations. Section 450.4407 of the MLLCA permits a limited liability company to provide in its articles of organization or operating agreement that a manager shall not be personally liable to the limited liability company or its members for breach of fiduciary duty of the manager, except for liability arising from (i) the receipt of a financial benefit to which the manager is not entitled, (ii) a violation of Section 450.4308 of the MLLCA relating to unlawful distributions, (iii) a knowing violation of law, or (iv) an act or omission occurring before the date when the provision eliminating such personal liability becomes effective.

Section 450.4404 of the MLLCA provides that a manager shall not be liable for an action taken as a manager or the failure to take an action if such manager performs the duties of his or her office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the limited liability company.

The operating agreement of SAI Ann Arbor Imports, LLC generally provides that any person who at any time serves or has served as a manager or officer of the company, or who, while serving as a member, manager or officer of the company, serves or has served as a manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have the right to indemnification from the company to the fullest extent permitted by law. In addition, to the extent permitted by law, expenses incurred by a member, manager or officer of such company in defending any civil or criminal action, suit or proceeding shall be paid by such company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to indemnification under the terms of the operating agreement.

Nevada Registrants:

(a) FAA Las Vegas H, Inc., Sonic Automotive of Nevada, Inc. and Sonic Resources, Inc. are incorporated under the laws of Nevada.

Section 78.7502 of the General Corporation Law of Nevada authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations. In addition, Section 78.138(7) of the General Corporation Law of Nevada provides that, unless the articles of incorporation or an amendment thereto filed after October 1, 2003 provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a director or officer unless it is proven that (i) such person’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The articles of incorporation of Sonic Automotive of Nevada, Inc. provides that persons acting as directors or officers shall not be individually liable to the corporation or its stockholders or creditors for any monetary damages for their activities performed in connection with the organization of the corporation.

The bylaws of the Nevada corporation registrants generally provide that any person who at any time serves or has served as a director or officer of the corporation or serves at the request of the corporation as a director, officer, trustee, employee or agent of another entity or as trustee or administrator under an employee benefit plan shall have a right to be indemnified by the corporation to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by him or her in connection with such action, whether or not brought on behalf of the registrant, and reasonable payments made in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable.

(b) Sonic Automotive F&I, LLC, Sonic Automotive Support, LLC, Sonic Automotive West, LLC, Sonic Divisional Operations, LLC, Sonic – Las Vegas C West, LLC, Sonic – Volvo LV, LLC and SRE Nevada – 2, LLC are organized as limited liability companies under the laws of Nevada.

Under Chapter 86 of the Nevada Revised Statutes (NRS 86.411), a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company.

The operating agreements of the Nevada limited liability company registrants generally provide that the limited liability companies agree to hold harmless and provide indemnification to the managers and officers of the company to the fullest extent allowed under Nevada law, or any succeeding Nevada law.

North Carolina Registrants:

(a) Arngar, Inc., Marcus David Corporation and Town and Country Ford, Incorporated are incorporated under the laws of North Carolina.

The North Carolina registrants that are organized as corporations are subject to the provisions of the North Carolina Business Corporation Act (“NCBCA”). Part 5 of Article 8 of the NCBCA authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Section 55-2-02(b)(3) of the NCBCA permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable in an action by or in the right of the corporation for monetary damages for any breach of duty as a director under certain circumstances and subject to certain limitations. Sections 55-8-30(d) and 55-8-42(d) provide that a director or officer of a corporation shall not be liable for any action taken as a director or officer or any failure to take any action if he performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner he or she reasonably believes to be in the best interests of the corporation.

To the extent indemnification of directors, officers, employees or agents are addressed in the constituent documents of a North Carolina corporation registrant, the articles of incorporation or bylaws of the North

Carolina corporation registrants generally provide that any person who at any time serves or has served as a director, officer, employee or agent of such registrant shall have a right to be indemnified by such registrant to the fullest extent permitted by the NCBCA. Directors of these entities are also not liable to such corporation for monetary damages for breach of duty as a director to the fullest extent permitted by the NCBCA. The board of directors of Arngar, Inc. must designate officers, employees or agents of such registrant individually to entitle such individuals to be entitled to indemnification.

(b) AnTrev, LLC, SAI Charlotte M, LLC, Sonic Automotive – 9103 E. Independence, NC, LLC, Sonic Development, LLC, SRE Holding, LLC and SRE North Carolina – 2, LLC are organized as limited liability companies under the laws of North Carolina.

The North Carolina registrants organized as limited liability companies are subject to the provisions of the North Carolina Limited Liability Company Act (“NCLLCA”). Sections 53C-3-31 and 53C-3-32 of the NCLLCA authorize a limited liability company to indemnify a member, manager, director or officers of the company under certain circumstances and subject to certain limitations.

Section 57C-3-22(d) of the NCLLCA provides that a manager shall not be liable for any action taken as a manager or any failure to take any action if the manager performs the duties of his or her office (i) in good faith, (ii) with the care an ordinary prudent person in a like position would exercise under similar circumstances and (iii) in the manner the manager reasonably believes to be in the best interests of the limited liability company.

To the extent the indemnification of members, managers, directors or officers of such registrant is addressed in a North Carolina Limited Liability Company registrant’s articles of organization or operating agreement, the operating agreement of the North Carolina limited liability company registrant generally provides that the company shall hold harmless, a provide indemnification to, the manager(s) and officer(s) and, in some cases member(s), of such registrant to the fullest extent allowed pursuant to the NCLLCA.

Ohio Registrants:

SAI Columbus Motors, LLC, SAI Columbus T, LLC, SAI Columbus VWK, LLC, SRE Ohio 1, LLC and SRE Ohio 2, LLC are organized as limited liability companies under the laws of Ohio.

The registrants organized as limited liability companies under the laws of Ohio are subject to the provisions of the Ohio Revised Code (“ORC”). Section 1705.32 of the ORC permits a limited liability company to indemnify any person. Furthermore, Section 1705.29(D) of the ORC provides that, unless otherwise provided in the articles of incorporation or operating agreement, a manager of a limited liability company shall be liable for damages for any action that such manager takes or fails to take as a manager only if it is proved by clear and convincing evidence in a court with jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company.

The operating agreements of the Ohio limited liability company registrants (other than SRE Ohio 1, LLC and SRE Ohio 2, LLC) generally provide that the company shall indemnify to the fullest extent permitted by law the member(s), its officers, and any officers of the company from and against all losses, claims, costs, liabilities and damages incurred by such person by reason of any act performed or omitted to be performed by such person in connection with the business of the company, including attorneys’ fees incurred by such person in connection with the defense of any action based on any such act or omission; provided, however, no such person shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

The operating agreements of SRE Ohio 1, LLC and SRE Ohio 2 generally provide that any person who at any time serves or has served as a manager or officer of the company, or who, while serving as a member, manager or officer of the company, serves or has served as a manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have the right to indemnification from the company to the fullest extent permitted by law. In addition, to the extent permitted by law, expenses incurred by a member, manager or officer of such company in defending any civil or criminal action, suit or proceeding shall be paid by such company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to indemnification under the terms of the operating agreement.

Oklahoma Registrants:

(a) SAI OK HC1, Inc. is incorporated under the laws of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Section 1006(B)(7) of the Oklahoma General Corporation Act permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any breach of a fiduciary duty as a director, subject to certain limitations.

Neither the certificates of incorporation nor the bylaws of the Oklahoma corporation registrant establishes any express obligation on the part of the corporation to indemnify its directors, officers or employees for costs or expenses, either with respect to costs or expenses related to an action, suit or proceeding involving or related to the corporation or otherwise.

(b) SAI Broken Arrow C, LLC, SAI Oklahoma City C, LLC, SAI Oklahoma City H, LLC, SAI Oklahoma City T, LLC, SAI Riverside C, LLC, SAI Tulsa N, LLC, SAI Tulsa T, LLC, SRE Oklahoma – 1, LLC, SRE Oklahoma – 2, LLC and SRE Oklahoma – 5, LLC are organized as limited liability companies under the laws of Oklahoma.

Section 2003 and 2017 of the Oklahoma Limited Liability Act permit a limited liability company to indemnify a member, manager, agent or employee of the company under certain circumstances and subject to certain limitations.

Section 2016(4) of the Oklahoma Limited Liability Company Act provides that a manager shall not be liable for any action taken as a manager or any failure to take any action if the manager performed the duties of the office in compliance with the business judgment rule as applied in Oklahoma to directors and officers of a corporation.

The operating agreements of SAI Oklahoma City C, LLC, SAI Oklahoma City H, LLC, SAI Riverside C, LLC and SAI Tulsa N, LLC generally provide that any person who at any time serves or has served as a manager or officer of the company, or who, while serving as a member, manager or officer of the company, serves or has served, at the request of the company, as a manager, governor, director, officer, trustee, employee or agent of another entity, shall have the right to indemnification from the registrant to the fullest extent permitted by law against reasonable expense (including attorneys’ fees) actually and necessarily incurred by such person in connection with any threatened, pending or completed action, suit or proceeding seeking to hold that person liable by reason of the fact that the person is or was acting in such capacity, along with reasonable payments made by that person in satisfaction of any judgment, money decree, fine, penalty or settlement for which that person may have become liable in such action, suit or proceeding. The company may extend these rights to employees or agents of the company. Expenses incurred by a manager or officer of such company in defending any civil or criminal action, suit or proceeding shall be paid by such company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such individual to repay such amount unless it is ultimately determined that such individual is entitled to indemnification under the terms of the operating agreement.

The operating agreements of SAI Oklahoma City T, LLC and SAI Tulsa T, LLC generally provide indemnification on substantially similar terms as set forth in the paragraph above; however, only the member of the company is entitled to indemnification.

The operating agreements of SRE Oklahoma – 1, LLC, SRE Oklahoma – 2, LLC and SRE Oklahoma – 5 generally provide that the company shall hold harmless, and provide indemnification to, the managers, officers and organizer of the company to the fullest extent allowed pursuant to the Oklahoma Limited Liability Company Act, or pursuant to any succeeding provisions of Oklahoma law.

South Carolina Registrants:

(a) Fort Mill Ford, Inc., Sonic Automotive 2752 Laurens Rd., Greenville, Inc., Sonic – Capitol Imports, Inc., Sonic – Newsome Chevrolet World, Inc., Sonic – Newsome of Florence, Inc. and Sonic – North Charleston Dodge, Inc. are incorporated under the laws of South Carolina.

The registrants organized as corporations under South Carolina law are subject to the provisions of the South Carolina Code of Laws (“SCCL”). In particular, Article 5 of Chapter 8 of the SCCL authorizes Ohio General Corporation Law (“OGCL”). Section 1701.13(E) of the OGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

(b) SRE South Carolina – 2, LLC, SRE South Carolina – 3, LLC and SRE South Carolina – 4, LLC are organized as limited liability companies under the laws of South Carolina.

The registrants organized as limited liability companies under the laws of Ohio are subject to the provisions of the South Carolina Code of Laws (“SCCL”).

Section 33-44-403 of the SCCL authorizes a limited liability company to indemnify a member or manager of the company under certain circumstances and subject to certain limitations.

The operating agreements of the South Carolina limited liability company registrants generally provide that the company shall indemnify to the fullest extent permitted by law the member(s), its officers, and any officers of the company from and against all losses, claims, costs, liabilities and damages incurred by such person by reason of any act performed or omitted to be performed by such person in connection with the business of the company, including attorneys’ fees incurred by such person in connection with the defense of any action based on any such act or omission; provided, however, no such person shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

Tennessee Registrants:

(a) Massey Cadillac, Inc. is incorporated under the laws of Tennessee.

The registrant organized as corporations under Tennessee law is subject to the provisions of Title 48 of the Tennessee Code (“TC”). In particular, Section 48-18-502 of the TC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

The bylaws of the Tennessee corporation registrant generally provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith.

(b) SAI Nashville CSH, LLC, SAI Nashville H, LLC, SAI Nashville M, LLC, SAI Nashville Motors, LLC, SAI TN HC1, LLC, SAI TN HC2, LLC, SAI TN HC3, LLC, Sonic Automotive of Chattanooga, LLC, Sonic Automotive of Nashville, LLC, Sonic 2185 Chapman Rd., Chattanooga, LLC, SRE Tennessee – 1, LLC, SRE Tennessee – 2, LLC, SRE Tennessee – 3, LLC and SRE Tennessee – 4, LLC are organized as limited liability companies under the laws of Tennessee.

The registrants organized as limited liability companies under the laws of Tennessee are subject to the provisions of Title 48 of the Tennessee Code (“TC”). In particular, Section 48-243-101(b) of the TC authorizes a limited liability company to indemnify a member or manager of the company under certain circumstances and subject to certain limitations.

The operating agreements of the Tennessee limited liability company registrants generally provide that the company shall indemnify to the fullest extent permitted by law the Member, Governor, or Officer, as well as any Person acting on behalf of an Indemnitee pursuant to legal authority, including without limitation, the Indemnitee’s legal guardian or an authorized employee, director, officer, member, partner, trustee or administrator from and against all losses, claims, costs, liabilities and damages incurred by such person by reason of any act performed or omitted to be performed by such person in connection with the business of the company, including attorneys’ fees incurred by such person in connection with the defense of any action based on any such act or omission; provided, however, no such person shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

Texas Registrants:

(a) L Dealership Group, Inc. and Sonic of Texas, Inc. are incorporated under the laws of Texas.

Section 2.02-1 of the Texas Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

The bylaws of L Dealership Group, Inc. generally provide that any person who at any time serves or has served as a director or officer of the corporation or serves at the request of the corporation as a director, officer, trustee, employee or agent of another entity or as trustee or administrator under an employee benefit plan shall have a right to be indemnified by the corporation to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by him or her in connection with such action, whether or not brought on behalf of the registrant, and reasonable payments made in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable.

(b) SRE Texas 9, LLC and SRE Texas 10, LLC are organized as limited liability companies under the laws of Texas.

Under Section 2.20 of the Texas Limited Liability Company Act, a limited liability company shall have the power to indemnify members and managers, officers, and other persons and to purchase and maintain liability insurance for such persons.

The operating agreement of SRE Texas 9, LLC generally provide that the company shall defend, indemnify and save harmless the members and officers from and against all losses, claims, costs, liabilities and damages incurred by such person by reason of any act performed or omitted to be performed by such person in connection with the business of the company, including attorneys’ fees incurred by such person in connection with the defense of any action based on any such act or omission; provided, however, no such person shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

The operating agreement of SRE Texas 10, LLC generally provides that any person who at any time serves or has served as a manager or officer of the company, or who, while serving as a member, manager or officer of the company, serves or has served as a manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have the right to indemnification from the company to the fullest extent permitted by law. In addition, to the extent permitted by law, expenses incurred by a member, manager or officer of such company in defending any civil or criminal action, suit or proceeding shall be paid by such company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to indemnification under the terms of the operating agreement.

(c) Philpott Motors, Ltd., Sonic Advantage PA, LP, Sonic Automotive of Texas, LP, Sonic Automotive – 3401 N. Main, TX, LP, Sonic Automotive – 4701 I-10 East, TX, LP, Sonic – Cadillac D, LP, Sonic – Camp Ford, LP, Sonic – Carrollton V, LP, Sonic – Clear Lake Volkswagen, LP, Sonic – Fort Worth T, L.P, Sonic – Frank Parra Autoplex, LP, Sonic Houston JLR, LP, Sonic Houston LR, LP, Sonic Houston V, LP, Sonic – Jersey Village Volkswagen, LP, Sonic – LS Chevrolet, LP, Sonic – Lute Riley, LP, Sonic Momentum B, LP, Sonic Momentum JVP, LP, Sonic Momentum VWA, LP, Sonic – Richardson F, LP, SRE Texas – 1, LP, SRE Texas – 2, LP, SRE Texas – 3, LP, SRE Texas – 4, LP, SRE Texas – 5, LP, SRE Texas – 6, LP, SRE Texas – 7 LP and SRE Texas – 8, LP are organized as limited partnerships under the laws of Texas.

Under Sec. 11.02 of the Texas Revised Limited Partnership Act, if provided in a written partnership agreement, a limited partnership may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner only if it is determined that the person acted in good faith, reasonably believed, in the case of conduct in the person’s official capacity as a general partner of the limited partnership, that the person’s conduct was in the limited partnership’s best interests, and in all other cases, that the person’s conduct was at least not opposed to the limited partnership’s best interests.

The agreements of limited partnership of the Texas limited partnership registrants generally provide that no partner shall have any liability in damages or otherwise for any loss, damage, cost, liability or expense incurred by reason of any act or omission by such person except under certain circumstances. The agreements of limited partnership of the Texas limited partnership registrants also provide that the partnerships agree to indemnify any partner as well as any person acting on behalf of a partner for any judgments, settlements, penalties, fines, expenses and attorney’s fees incurred at any time by reason of or arising out of any action, or refraining from taking any action, on behalf of the partnership or in furtherance of the interests of the partnership.

Virginia Registrants:

SAI Fairfax B, LLC, SAI Tysons Corner H, LLC, SAI Tysons Corner I, LLC and SRE Virginia – 1, LLC are organized as limited liability companies under the laws of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify members, managers or other persons from and against any and all claims and demands whatsoever.

The operating agreement of SRE Virginia-1, LLC generally provides that neither the members, the managers, nor the officers shall be liable as member, managers, or officers for the liabilities of the LLC, and the LLC shall indemnify the member, the managers, and officers for all costs, losses, liabilities, and damages paid or accrued by the member, managers, and officers in connection with the business of the LLC or because such person is a member, manager or officer, to the fullest extent provided or allowed by the law of the Commonwealth of Virginia. In addition, the managers shall cause the LLC to advance costs of participation in any legal proceeding to the member, managers, and officers. The managers may, with the consent of the member, indemnify all other employees and agents of the LLC for all costs, losses, liabilities, and damages paid or accrued by the agent or employee in connection with the business of the LLC or because such person is an agent or employee, to the fullest extent provided or allowed by the laws of the Commonwealth of Virginia.

The operating agreements of SAI Fairfax B, LLC, SAI Tysons Corner H, LLC and SAI Tysons Corner I, LLC generally provide that any person who at any time serves or has served as a manager or officer of the company, or who, while serving as a member, manager or officer of the company, serves or has served as a manager, governor, director, officer, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have the right to indemnification from the company to the fullest extent permitted by law. In addition, to the extent permitted by law, expenses incurred by a member, manager or officer of such company in defending any civil or criminal action, suit or proceeding shall be paid by such company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to indemnification under the terms of the operating agreement.

Item 21. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Sonic under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.	Description

4.l	Indenture dated as of May 9, 2013, by and among Sonic Automotive, Inc., as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Sonic’s Current Report on Form 8-K filed May 13, 2013).

4.2	Form of 5.00% Senior Subordinated Note due 2023 (included in Exhibit 4.1).

4.3	Registration Rights Agreement dated as of May 9, 2013 by and among Sonic Automotive, Inc., the guarantors set forth on the signature page thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Sonic’s Current Report on Form 8-K filed May 13, 2013).

5.1	Opinion of Dykema Gossett PLLC regarding the legality of the securities being registered.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).

24.l	Powers of Attorney (included in Signature Pages of Registration Statement).

25.l	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of Trustee.

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Registered Holders

99.5	Form of Instructions to Registered Holders

Item 22. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SONIC AUTOMOTIVE, INC.
On behalf of itself and the following entities as Managing Member:
ONTARIO L, LLC SAI COLUMBUS T, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President, Chief Strategic Officer and Director	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	May 23, 2013

/s/ David B. Smith David B. Smith	Vice Chairman and Director	May 23, 2013

Signature	Title	Date

/s/ William I. Belk William I. Belk	Director	May 23, 2013

/s/ William R. Brooks William R. Brooks	Director	May 23, 2013

Victor H. Doolan	Director	May , 2013

/s/ Robert Heller Robert Heller	Director	May 20, 2013

/s/ Robert L. Rewey Robert L. Rewey	Director	May 23, 2013

/s/ David C. Vorhoff David C. Vorhoff	Director	May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

ARNGAR, INC.

AUTOBAHN, INC.

AVALON FORD, INC.

FAA BEVERLY HILLS, INC.

FAA CAPITOL N, INC.

FAA CONCORD H, INC.

FAA CONCORD T, INC.

FAA DUBLIN N, INC.

FAA DUBLIN VWD, INC.

FAA HOLDING CORP.

FAA POWAY H, INC.

FAA POWAY T, INC.

FAA SAN BRUNO, INC.

FAA SANTA MONICA V, INC.

FAA SERRAMONTE, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FAA STEVENS CREEK, INC.

FAA TORRANCE CPJ, INC.

FORT MILL FORD, INC.

FRANCISCAN MOTORS, INC.

KRAMER MOTORS INCORPORATED

L DEALERSHIP GROUP, INC.

MARCUS DAVID CORPORATION

SAI AL HC1, INC.

SAI LONG BEACH B, INC.

SAI MD HC1, INC.

        On behalf of itself and the following entity as             Managing Member:

        SAI ROCKVILLE L, LLC

SAI MONROVIA B, INC.

SAI OK HC1, INC.

        On behalf of itself and the following entities             as Managing Member:

        SAI OKLAHOMA CITY C, LLC

        SAI OKLAHOMA CITY T, LLC

        SAI TULSA T, LLC

SANTA CLARA IMPORTED CARS, INC.

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

SONIC – BUENA PARK H, INC.

SONIC – CALABASAS A, INC.

SONIC CALABASAS M, INC.

SONIC – CALABASAS V, INC.

SONIC – CAPITOL IMPORTS, INC.

SONIC – CARSON F, INC.

SONIC – CARSON LM, INC.

SONIC – DOWNEY CADILLAC, INC.

SONIC FREMONT, INC.

SONIC – HARBOR CITY H, INC.

SONIC – MASSEY CHEVROLET, INC.

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – NEWSOME OF FLORENCE, INC.

SONIC – NORTH CHARLESTON DODGE, INC.

SONIC SANTA MONICA M, INC.

SONIC SANTA MONICA S, INC.

SONIC – STEVENS CREEK B, INC.

SONIC WALNUT CREEK M, INC.

SONIC – WEST COVINA T, INC.

SONIC – WILLIAMS CADILLAC, INC.

SONIC WILSHIRE CADILLAC, INC.

STEVENS CREEK CADILLAC, INC.

TOWN AND COUNTRY FORD, INCORPORATED

WINDWARD, INC.

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President and Director (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	Vice President and Director	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Director (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

FIRSTAMERICA AUTOMOTIVE, INC.

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President and Director	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Director (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

MOUNTAIN STATES MOTORS CO., INC.

SAI AL HC2, INC.

On behalf of itself and the following entity as

              Managing Member:

SAI IRONDALE L, LLC

SAI FL HC2, INC.

On behalf of itself and the following entity as

              Managing Member:

SAI CLEARWATER T, LLC

SAI FL HC3, INC.

SAI FL HC4, INC.

SAI FL HC7, INC.

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC.

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL,

     INC.

SONIC – DENVER T, INC.

SONIC – LLOYD NISSAN, INC.

SONIC – LLOYD PONTIAC – CADILLAC, INC.

SONIC – LONE TREE CADILLAC, INC.

SONIC – SANFORD CADILLAC, INC.

SONIC – SHOTTENKIRK, INC.

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Director	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President and Director (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Director (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

ANTREV, LLC

SAI ATLANTA B, LLC

SAI BROKEN ARROW C, LLC

SAI CHAMBLEE V, LLC

SAI CHARLOTTE M, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS VWK, LLC

SAI FAIRFAX B, LLC

SAI IRONDALE IMPORTS, LLC

SAI MONTGOMERY B, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI OKLAHOMA CITY H, LLC

SAI RIVERSIDE C, LLC

SAI ROCKVILLE IMPORTS, LLC

SAI TULSA N, LLC

SAI TYSONS CORNER H, LLC

SAI TYSONS CORNER I, LLC

SONIC AUTOMOTIVE – 9103 E.         INDEPENDENCE, NC, LLC

SONIC DEVELOPMENT, LLC

SONIC – LS, LLC

        On behalf of itself and the following entity as             General Partner:

        SONIC – LS CHEVROLET, L.P.

SRE HOLDING, LLC

        On behalf of itself and as sole member of:             SRE OHIO-1, LLC

            SRE OHIO-2, LLC

            SRE TEXAS 10, LLC

SRE ALABAMA-2, LLC

SRE ALABAMA-5, LLC

SRE OKLAHOMA-1, LLC

SRE OKLAHOMA-2, LLC

SRE OKLAHOMA-5, LLC

SRE SOUTH CAROLINA-2, LLC

SRE VIRGINIA-1, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President and Manager (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	Vice President and Manager	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SRE CALIFORNIA-1, LLC

SRE CALIFORNIA-2, LLC

SRE CALIFORNIA-3, LLC

SRE CALIFORNIA-4, LLC

SRE CALIFORNIA-5, LLC

SRE CALIFORNIA-6, LLC

SRE CALIFORNIA-7 SCB, LLC

SRE CALIFORNIA-8 SCH, LLC

SRE SOUTH CAROLINA-3, LLC

SRE SOUTH CAROLINA-4, LLC

SRE TENNESSEE-4, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President and Manager	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

MASSEY CADILLAC, INC.

SAI SANTA CLARA K, INC.

SONIC AGENCY, INC.

SONIC – CAPITOL CADILLAC, INC.

SONIC OF TEXAS, INC.

        On behalf of itself and the following entities as             General Partner:

        PHILPOTT MOTORS, LTD.

        SONIC ADVANTAGE PA, L.P.

        SONIC AUTOMOTIVE – 3401 N. MAIN, TX,             L.P.

        SONIC AUTOMOTIVE – 4701 I-10 EAST, TX,             L.P.

        SONIC AUTOMOTIVE OF TEXAS, L.P.

        SONIC – CADILLAC D, L.P.

        SONIC – CAMP FORD, L.P.

        SONIC – CARROLLTON V, L.P.

        SONIC – CLEAR LAKE VOLKSWAGEN, LP

        SONIC – FORT WORTH T, L.P.

        SONIC – FRANK PARRA AUTOPLEX, LP

        SONIC HOUSTON JLR, LP

        SONIC HOUSTON LR, L.P.

        SONIC – HOUSTON V, L.P.

        SONIC – JERSEY VILLAGE VOLKSWAGEN,             LP

        SONIC – LUTE RILEY, L.P.

        SONIC MOMENTUM B, LP

        SONIC MOMENTUM JVP, LP

        SONIC MOMENTUM VWA, LP

        SONIC – RICHARDSON F, L.P.

        SRE TEXAS-1, L.P.

        SRE TEXAS-2, L.P.

        SRE TEXAS-3, L.P.

        SRE TEXAS-4, L.P.

SRE TEXAS-5, L.P. SRE TEXAS-6, L.P. SRE TEXAS-7, L.P. SRE TEXAS-8, L.P. SONIC – PLYMOUTH CADILLAC, INC.

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ B. Scott Smith B. Scott Smith	President and Director (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Director (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Director	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SRE COLORADO – 1, LLC SRE FLORIDA – 1, LLC SRE FLORIDA – 2, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Manager	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President and Manager (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SONIC DIVISIONAL OPERATIONS, LLC SONIC – LAS VEGAS C WEST, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President and Manager	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

FAA LAS VEGAS H, INC. SONIC RESOURCES, INC.

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President and Director	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Director (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Director	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SONIC AUTOMOTIVE OF NEVADA, INC.
On behalf of itself and the following entities as Managing Member:
SAI GA HC 1, LLC
On behalf of itself and as sole member of:
SAI STONE MOUNTAIN T, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer and Director (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Director (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Director	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SRE NEVADA – 2, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd
Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Manager	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	President (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SAI NASHVILLE MOTORS, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd
Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	Vice President and Manager	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SONIC AUTOMOTIVE F&I, LLC SONIC AUTOMOTIVE SUPPORT, LLC SONIC AUTOMOTIVE WEST, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	May 23, 2013

/s/ C. G. Saffer C. G. Saffer	Manager	May 23, 2013

/s/ Joseph O’Connor Joseph O’Connor	Manager	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SAI ANN ARBOR IMPORTS, LLC SRE TEXAS 9, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ B. Scott Smith B. Scott Smith	President and Manager (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SAI PEACHTREE, LLC SRE TENNESSEE – 1, LLC SRE TENNESSEE – 2, LLC SRE TENNESSEE – 3, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President and Governor (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	Vice President and Governor	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Governor (principal financial and accounting officer)	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE M, LLC

SAI TN HC1, LLC

SAI TN HC2, LLC

SAI TN HC3, LLC

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC

SONIC AUTOMOTIVE OF NASHVILLE, LLC

SONIC 2185 CHAPMAN RD., CHATTANOOGA, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	President (principal executive officer)	May 23, 2013

/s/ B. Scott Smith B. Scott Smith	Chief Manager and Governor	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Governor (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Governor	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SRE NORTH CAROLINA – 2, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ Stephen K. Coss Stephen K. Coss	Secretary and Manager	May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on May 23, 2013.

SAI FORT MYERS B, LLC SAI FORT MYERS H, LLC SAI FORT MYERS M, LLC SAI FORT MYERS VW, LLC SAI ORLANDO CS, LLC SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC

By:	/s/ Heath R. Byrd
Heath R. Byrd Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints Heath R. Byrd and Stephen K. Coss, and each of them, with full power of substitution, as his true and lawful attorneys-in-fact and agents, to do any and all acts and things for him, and in his name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the SEC and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ B. Scott Smith B. Scott Smith	President and Manager (principal executive officer)	May 23, 2013

/s/ Heath R. Byrd Heath R. Byrd	Vice President, Treasurer and Manager (principal financial and accounting officer)	May 23, 2013

/s/ David B. Smith David B. Smith	Manager	May 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.l	Indenture dated as of May 9, 2013, by and among Sonic Automotive, Inc., as issuer, the subsidiaries of Sonic named therein, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Sonic’s Current Report on Form 8-K filed May 13, 2013).

4.2	Form of 5.00% Senior Subordinated Note due 2023 (included in Exhibit 4.1).

4.3	Registration Rights Agreement dated as of May 9, 2013 by and among Sonic Automotive, Inc., the guarantors set forth on the signature page thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Sonic’s Current Report on Form 8-K filed May 13, 2013).

5.1	Opinion of Dykema Gossett PLLC regarding the legality of the securities being registered.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).

24.l	Powers of Attorney (included in Signature Pages of Registration Statement).

25.l	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of Trustee.

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Registered Holders

99.5	Form of Instructions to Registered Holders